EXHIBIT 10.2

AGREEMENT

FOR THE PURCHASE OF COISSUE GNMA SERVICING

between

CHASE MANHATTAN MORTGAGE CORPORATION

PURCHASER

and

CRESCENT BANKING COMPANY,

CRESCENT MORTGAGE SERVICES, INC., AND

CRESCENT BANK & TRUST COMPANY

SELLER

Dated as of June 1, 1998

AGREEMENT

FOR THE PURCHASE OF GNMA SERVICING

This is an Agreement (the “Agreement”), dated as of June 1, 1998, by and between Chase Manhattan Mortgage Corporation, a New Jersey corporation having its principal office at 343 Thornall Street, Edison, NJ 08837 (the “Purchaser”) and CRESCENT BANKING COMPANY (CBC) having an office at 251 Highway 515, Jasper, GA 30143 (Parent); CRESCENT MORTGAGE SERVICES, INC. (CMSI) having an office at 115 Perimeter Center Place, NE, Suite 285, Atlanta, GA 30346; and CRESCENT BANK & TRUST COMPANY (CBTC) having an office at 115 Perimeter Center Place, NE, Suite 285, Atlanta, GA 30346 (individually and collectively referred to as “Seller”)

BACKGROUND

This Agreement relates to the Seller’s desire to sell to Purchaser and the Purchaser’s desire to purchase from Seller the Servicing Rights associated with Pools comprised of fixed-rate and adjustable rate Mortgage Loans. The parties contemplate that the sale of servicing hereunder will continue for a six (6) month period commencing in June 1998 and that during such period the Seller will sell on a best efforts basis and the Purchaser will purchase the Servicing Rights for loans hereunder with an aggregate unpaid principal balance of approximately $90-$ 120 million.

The parties expect that each month during the term of the Agreement beginning June 1998, the Servicing Rights will be transferred under this Agreement for loans with an unpaid principal balance of approximately $15 - $20 million (“CoIssue Sale”). The Mortgage Loans associated with these Servicing Rights will be transferred to GNMA and will back GNMA MBSs in accordance with GNMA Requirements, such Mortgage Loans must be transferred by the Seller to GNMA and prior thereto the Seller (as the “Issuer” under its related Guaranty Agreement with GNMA) must enter into commitments with GNMA to effect such transfers. In the event such GNMA MBS is not issued the Purchaser shall promptly transfer such Mortgage Loans and Servicing Rights to the Seller and will disclaim any further interest therein.

Capitalized terms used in this Background section are defined in Article I hereof.

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1.1. Act: The Cranston-Gonzalez National Affordable Housing Act of 1990, as in effect at the time any notices provided for in the Act are required to be made pursuant to this Agreement.

1.2. Agreement: This Agreement, including all Exhibits and Schedules attached hereto or delivered pursuant hereto, and all amendments hereof and supplements hereto.

1.3. ALTA: The American Land Title Association or any successor thereto.

1.4. Assignment Agreement: The Assignment Agreement for the Immediate Transfer of Servicing executed by Purchaser, Seller and GNMA.

1.5. Assignment Date: The date of the Assignments of Mortgage from the Seller to the Purchaser relating to a Pool as set forth in the Mortgage Loan Delivery Procedures, Exhibit G.

1.6. Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgage Property is located to reflect the sale of the Mortgage to an Investor.

1.7. Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in the State of New Jersey or the state in which the Purchaser’s servicing operations are located, are authorized or obligated by law or executive order to be closed.

1.8. Closing Documents: The documents enumerated in Section 7.03 hereof.

1.9. Condemnation Proceeds: All awards or settlements with respect to a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

1.10. Custodian: An entity acting as a Mortgage Loan Document custodian under any Custodial Agreement or pursuant to GNMA Requirements, or any successor in interest to the Custodian.

1.11. Delivery Date: The date on which GNMA delivers a GNMA MBS issued by the Seller to the “Subscriber” designated by the Seller on the relevant Form HUD 11705.

1.12. Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. All Due Dates are the first day of the month

1.13. Escrow Account: An account maintained for the deposit of Escrow Payments received in respect of one or more Mortgage Loans.

1.14. Escrow Payments: With respect to any Mortgage Loan, any amounts required to be escrowed by the Mortgage Loan Documents, FHA or VA Regulations, GNMA Requirements or applicable law, including without limitation amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums and condominium charges.

1.15. FHA: The Federal Housing Administration, an agency within HUD, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

1.16. FHA Approved Mortgagee: A corporation or institution approved as a mortgagee by FHA under applicable HUD regulations, and eligible to own and service mortgage loans such as the FHA Loans.

1.17. FHA Loan: A Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract as evidenced by an FHA Mortgage Insurance Certificate.

1.18. FHA Mortgage Insurance: Mortgage insurance authorized under Sections 202, 203(b), 221 (d)(2) 229, and 234 of the National Housing Act and provided by the FHA.

1.19. FHA Mortgage Insurance Certificate: The certificate evidencing a FHA Mortgage Insurance Contract.

1.20. FHA Mortgage Insurance Contract: The contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

1.21. FHA Regulations: Regulations promulgated by HUD under the National Housing Act, codified in Title 24 of the Code of Federal Regulations, and other HUD issuance’s relating to FHA Loans, including the related handbooks, Circular, Notices and Mortgagee Letters.

1.22. FHLMC: The Federal Home Loan Mortgage Corporation, or any successor hereto.

1.23. Final Certification: The certification by the Custodian to GNMA on Part IV of Form HUD 11706 which evidences the Custodian’s receipt of all of the Mortgage Loan Documents required for the final certification of each Pool.

1.24. FNMA: The Federal National Mortgage Association, or any successor thereto.

1.25. Foreclosure Loan: A Mortgage Loan with respect to which foreclosure proceedings have been referred to an attorney or have been instituted and are pending or have been completed, or a deed in lieu of foreclosure has been accepted or is pending.

1.26. GNMA: The Government National Mortgage Association.

1.27. GNMA Guide: The GNMA Mortgaged-Backed Securities Guide and any amendment or additions thereto.

1.28. GNMA MBS: A “fully modified” mortgaged-back security issued by the Seller guaranteed by GNMA pursuant to the GNMA Guide and backed by a Pool.

1.29. GNMA Requirements: The applicable rules, regulations, directives of GNMA, including, without limitation, the applicable requirements of the GNMA Guide.

1.30. HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. For purposes of this Agreement, “HUD” also shall include subdivisions thereof such as the FHA and GNMA.

1.31. Initial Certification Date: As to any Pool, the date on which the Custodian completes the initial certification on the related Form HUD 11706.

1.32. Insurance Proceeds. With respect to each Mortgage Loan, proceeds of insurance policies, insuring the Mortgage Loan or the related Mortgaged Property.

1.33. Investor: Any owner, purchaser or beneficiary (including any Agency or private investor) of the Mortgage Loans and/or any proceeds of, or interest from, the Mortgage Loans.

1.34. Issue Date: With respect to a GNMA MBS, the date from which the rights of the holder thereof to receive principal and interest payments thereunder accrue. The Issue Date is the first day of the calendar month in which the Settlement Date occurs.

1.35. Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property.

1.36. Loan Guaranty Certificate: The certificate evidencing a VA Loan Guaranty Agreement.

1.37. Monthly Certification: The certificate required under Sections 3.02 and 7.04 in the form attached as Exhibit C-2.

1.38. Monthly Payment: The scheduled Monthly Payment of principal, interest and taxes and insurance on a Mortgage Loan.

1.39. Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple or a leasehold interest in real property securing the Mortgage Note.

1.40. Mortgage Interest Rate: The annual rate at which interest accrues on a Mortgage Note, in accordance with the provisions of the Mortgage Note.

1.41. Mortgage Loan: An individual 15 year fixed rate or 30 year fixed rate Mortgage Loan which is included in a Pool and the Servicing Rights to which are the subject of this Agreement. Notwithstanding the foregoing, no more than five percent (5%) of the Mortgage Loans may have terms of more than 15 years and less than 30 years [“Odd Maturity Mortgage Loans”]. Any such Odd Maturity Mortgage Loan shall be a fixed-rate, fully amortizing Mortgage Loan and the applicable Purchase Price for the Servicing Rights related thereto shall be the Purchase Price payable for the Servicing Rights for 15 year fixed rate Mortgage Loans of the same type. Each Mortgage Loan will be identified on the Mortgage Loan Schedule for the relevant Pool and each Mortgage Loan includes without limitation the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan. All Mortgage Loans are either FHA Loans or VA Loans.

1.42. Mortgage Loan Documents: The documents pertaining to any Mortgage Loan, including, without limitation, the Mortgage Note, the Mortgage, the Assignment of Mortgage and all other assignments, the title insurance policy, evidence of VA Guaranty or FHA MIP, and any other documents required for Final Certification.

1.43. Mortgage Loan File. The files and documents delivered in accordance with Exhibit G and the information relating to such Mortgage Loan contained in any electronic format.

1.44. Mortgage Loan Schedule: As to each Pool, the related Form HUD 11706.

1.45. Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

1.46. Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

1.47. Mortgagor: The obligor on a Mortgage Note.

1.48. Officer’s Certificate: A certificate signed by the President or any Vice President of the Seller or the Purchaser, a form of Officer’s Certificate is attached hereto as Exhibit C-l.

1.49. Opinion of Counsel: A written opinion of Seller’s counsel, reasonably acceptable to the Purchaser, in a form of Opinion of Counsel Letter attached hereto as Exhibit D.

1.50. Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

1.51. Pool: A group of Mortgage Loans which back the issuance of a GNMA MBS and is otherwise segregated on the basis of applicable GNMA Requirements and which is considered to be aggregated for the purposes of servicing.

1.52. Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

1.53. Prior Servicer: Any servicer of a Mortgage Loan, other than the Seller.

1.54. Prospectus: As to each GNMA MBS, a standard form prospectus as set forth in Form HUD 11717

1.55. Purchase Price: The amount to be paid by the Purchaser to the Seller in exchange for the Servicing Rights for each Pool calculated and payable in accordance with Article III of this Agreement.

1.56. Purchase Price Payment Date: The date on which the Purchase Price for all Pools having a Settlement Date within a calendar month shall be payable which date shall be no later than five (5) Business Days following the Transfer Date.

1.57. Purchaser: Chase Manhattan Mortgage Corporation or its successor in interest or assigns.

1.58. Reimbursement Amount: The amount paid by the Seller to the Purchaser with respect to any reimbursement of the Purchase Price related to the Servicing Rights of a particular Mortgage Loan or Loans required pursuant to Sections 3.01 or 6.03 and Exhibit A hereof. The Reimbursement Amount with respect to the Servicing Rights of each Mortgage Loan shall equal the Purchase Price percentage paid by the Purchaser for the Servicing Rights multiplied by the unpaid principal balance of the Mortgage Loan at the time of repurchase plus the amount of any advances, costs or other expenses incurred by the Purchaser related thereto through the date of such reimbursement.

1.59. Sale Date: The related Sale Date shall be the Transfer Date.

1.60. Seller: Crescent Banking Company, Crescent Mortgage Services, Inc., and Crescent Bank & Trust Company, or their successors in interest and assigns.

1.61. Servicing File: The documents, files and other items pertaining to a particular Mortgage Loan which, at a minimum, shall include the items listed in Exhibit G, and the information relating to such Mortgage Loan contained in any electronic data format by the Seller to the Purchaser in accordance with the EDP File Format attached hereto as Exhibit J.

1.62. Servicing Rights: With respect to each Mortgage Loan, any and all of the following: (a) all rights to service the Mortgage Loans; (b) any payments or monies payable or received for servicing the Mortgage Loans; (c) any late fees, assumption fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights and all rights of the Seller thereunder, including, but not limited to any clean-up calls and termination options; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; (g) possession and use of any and all Servicing Files pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; and (h) all rights, powers and privileges incident to any of the foregoing.

1.63. Servicing Transfer Procedures: The procedures by which the Seller shall effect the transfer to the Purchaser of the Servicing Rights, including the Servicing Files, in accordance with GNMA Requirements which procedures are substantially in accordance with the Service Transfer Procedures attached hereto as Exhibit F.

1.64. Settlement Date: The dates determined by the Public Securities Association (PSA) on which a GNMA MBS issued by the Purchaser under this Agreement and having certain characteristics will be settled. Settlement Dates are set forth on the PSA Settlement Dates attached hereto as Exhibit I.

1.65. Third Party Lender: Any lender other than the Seller which has originated and closed a Third Party Loan.

1.66. Third Party Loan: A Mortgage Loan which has been originated and closed in the name of a Third Party Lender.

1.67. Transfer Date: The transfer date shall be the latest PSA Settlement Date in the month of issue.

1.68. VA: The Veterans Administration, an agency of the United States of America, or any successor thereto including the Administrator of Veterans Affairs.

1.69. VA Approved Lender: Those lenders which are approved by the VA to act as a lender in connection with the origination of VA Loans.

1.70. VA Loan: A Mortgage Loan which is the subject of a VA Loan Guaranty Agreement as evidenced by a Loan Guaranty Certificate.

1.71. VA Loan Guaranty Agreement: The obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Serviceman’s Readjustment Act.

1.72. VA Rate: The annual rate of interest applicable to VA Loan.

1.73 VA Regulations: Regulations promulgated by the VA pursuant to the Serviceman’s Readjustment Act, as amended, codified in Title 38 of the Code of Federal Regulations, and other VA issuances relating to VA Loans, including related Handbooks, Circulars and Notices.

ARTICLE II

CONVEYANCE FROM SELLER TO PURCHASER

ASSUMPTION OF SERVICING BY PURCHASER

Section 2.01. Conveyance of Mortgage and Servicing Rights.

Subject to the limitations and conditions set forth in Section 2.02, by its execution and delivery of this Agreement, the Seller does hereby agree to sell, transfer, assign, set over and convey to the Purchaser as of each Settlement Dates, all rights, title and interest of the Seller in and to the (i) Mortgage Loans comprising the Pool and (ii) related Servicing Rights, including the Servicing Files, such Servicing Files to be delivered in accordance with Section 2.06. On the execution by all parties of the Assignment Agreement, the Purchaser shall assume actual servicing of such Mortgage Loans in accordance with GNMA Requirements.

During each month in which transfers of Mortgage Loans and Servicing Rights occur hereunder, the Seller agrees to sell on a best efforts basis to the Purchaser, Servicing Rights on Mortgage Loans pursuant to this Agreement with an aggregate unpaid principal balance of at least $15 million up to $20 million. During the term of this Agreement, the Seller expects to sell such Servicing Rights relating to Mortgage Loans with an approximate unpaid principal balance of $90 to $120 million. The Seller agrees that the characteristics of the Mortgage Loans included in the Pools shall conform in all material respects to the Mortgage Loan Characteristics attached hereto as Exhibit B.

Section 2.02. Limitations and Conditions on the Transfer of Mortgage Loans and Servicing Rights.

Prior to the Delivery Date of such GNMA MBS, the Purchaser will assert no ownership rights over the Mortgage Loans and the related Servicing Rights beyond that which is necessary to satisfy GNMA Requirements.

Section 2.03. Broken Pools.

In the event that GNMA fails to deliver the relevant GNMA MBS on a Delivery Date the Purchaser agrees to assign and deliver (or cause its Custodian to assign and deliver) to Seller or Seller’s designee and Seller agrees to accept such assignment and delivery of the Mortgage Loans. Following such assignment and delivery, the Purchaser shall have no rights, title or interest in such Mortgage Loans or the related Servicing Rights and no servicing or other obligations with respect thereto. Seller shall be responsible for all costs associated with such assignments and the recording thereof and shall reimburse the Purchaser for all costs incurred by the Purchaser arising from or relating to such non-delivery unless such non delivery was caused in whole or part by Purchaser or Purchaser’s custodian.

Section 2.04. Rights to GNMA MBS or Proceeds Thereof.

The Purchaser hereby disclaims any rights, title or interest in any GNMA MBS backed by a Pool or in any proceeds of the sale thereof. The Seller hereby agrees that the delivery of the GNMA MBS to the “Subscriber” identified in the related Form HUD 11705 in accordance with the Seller’s instructions shall constitute full and adequate consideration for the Seller’s transfer of the Mortgage Loans to the Purchaser as set forth in Section 2.01. The Purchaser assumes no responsibility for GNMA’s delivery of any GNMA MBS or for any payment therefore.

Section 2.05. Assignments of Mortgage; GNMA Commitments.

With respect to Assignments of Mortgages, record title to each Mortgage and the related Mortgage Note shall be transferred by the Seller to the Purchaser or its designee, to the extent required by the GNMA Requirements and in accordance with the Transfer of Servicing Procedures. The Seller shall at its cost provide the Assignments of Mortgages (including the recording thereof) and endorsements of Mortgage Notes for such transfers.

Section 2.06. Assumption of Servicing: Delivery of Servicing Files.

In accordance with Sections 2.02 and 2.03, the Purchaser’s obligations to perform servicing functions will commence with the execution by all parties of the Assignment Agreement. Seller will deliver the complete Servicing File to the Purchaser in the manner provided in the Mortgage Loan Delivery Procedures, Exhibit G and the GNMA Requirements.

Section 2.07. Seller Covenants Regarding Transfer of Servicing.

The parties acknowledge and agree that the Purchaser’s contractual obligations to GNMA to service the Mortgage Loans comprising a Pool commence on the Delivery Date.

(a) Compliance with GNMA Requirements and FHA and VA Regulations. Prior to each Initial Certification Date, the Seller shall have complied with all applicable GNMA Requirements, FHA Regulations and VA Regulations including all procedural and documentary requirements applicable to the Seller which relate to (i) the underwriting of the Mortgage Loans, (ii) the eligibility for sale of a Pool to GNMA and (iii) the formation and delivery of a Pool in accordance with the GNMA Requirements and, in each case, in a manner that shall permit GNMA to deliver the related GNMA MBS.

(b) Notice to Mortgagors. The Seller shall, in accordance with the relevant provisions of the Act, mail to the Mortgagor of each Mortgage Loan in the Pool, a letter (in form and substance approved by the Purchaser) advising the Mortgagor of the transfer of the servicing thereof to the Purchaser. The Seller shall provide the Purchaser with a sample form of such letter. The Seller shall also provide an EDP tape to the Purchaser in accordance with Exhibit J to enable the Purchaser to comply with its notice obligations under the Act.

(c) Notice to Taxing Authorities and Insurance Companies. The Seller shall transmit to the applicable tax service and insurance companies and/or agents, notification of the transfer of the servicing to the Purchaser and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser from and after the Transfer Date.

(d) Notice to Warehouse and Secured Lenders. The Seller shall provide to the Purchaser or its designee release of warehouse lender. The Seller represents, warrants and covenants to provide evidence satisfactory to the Purchaser, that effective on the relevant Delivery Date neither shall any warehouse or secured lender have any right, title or interest in the Pool or in the related Servicing Rights.

(e) Delivery of Files and Records. In the manner provided in the Mortgage Loan Delivery Procedures, Exhibit G, and the GNMA Requirements, the Seller shall forward to the Purchaser all Mortgage Loan Files including copies of the Mortgage Loan Documents the originals of which must be held by the Custodian to the extent such documents are then available.

(f) Escrow Payments and Other Payments. No later than five (5) Business Days following the Transfer Date, the Seller shall provide the Purchaser, in immediately available funds by wire transfer and in a manner provided in the Servicing Transfer Procedures and the GNMA requirements, the amount of Mortgage Loan Escrow Payments, impound and suspense balances, and all loss draft balances associated with the related Pools. The Seller shall provide the Purchaser, in immediately available funds by wire transfer and in a manner provided in the Servicing Transfer Procedures and the GNMA requirements, all buydown fees. The Seller shall provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall provide the Purchaser by overnight delivery all checks (endorsed over to the Purchaser) representing any prepaid Mortgage Loan payments and all other similar amounts held by the Seller in a manner provided in the Servicing Transfer Procedures.

(g) Mortgage Payments Received After Transfer Date. Except as provided below for late payments, the Seller shall forward by overnight carrier for sixty (60) days following applicable Transfer Date, and thereafter by regular mail to the Purchaser the amount of any Monthly Payments and correspondence relating to the Mortgage Loans received by the Seller after the Transfer Date no later than the Business Day following the date of receipt. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller assumes full responsibility for the delivery of Monthly Payments received by it after the Transfer Date for a period not to exceed sixty (60) days. Thereafter any payments received by Seller shall be returned to borrower. Such Monthly Payments shall be endorsed to the Purchaser and provide the particulars of the payment such as the Purchaser’s account number, dollar amount, date received and any special Mortgagor application instructions.

(h) Misapplied Payments. Misapplied payments shall be processed as follows:

(i) The parties shall cooperate in correcting misapplication errors;

(ii) The party receiving notice of a misapplied payment occurring prior to the Transfer Date and discovered after the Transfer Date shall immediately notify the other party;

(iii) If a misapplied payment which occurred prior to the Transfer Date cannot be identified and such misapplied payment has resulted in a shortage in an Escrow (or other) Account the balances of which are being transferred to the Purchaser, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within five (5) Business Days after receipt of written demand and evidence supporting the misapplied payment from the Purchaser;

(iv) If a misapplied payment which occurred prior to the Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party adversely affected by the improper payment application within five (5) Business Days after notice thereof by the other party;

(v) Any check issued under the provisions of this Section 2.07(h) shall be accompanied by a statement indicating the corresponding Seller and the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

(i) Books and Records. On the Transfer Date, the books, records and accounts of the Seller with respect to the Servicing Rights and the Mortgage Loans shall be in accordance with the Purchaser requirements as provided in the Servicing Transfer Procedures.

(j) Reconciliation. The Seller shall, on or before the Transfer Date, reconcile principal balances and make any monetary adjustments to the Mortgage Loans reasonably required by the Purchaser. Under the terms of this Agreement, any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

(k) IRS Forms. The Seller shall file all IRS forms, which forms include but are not limited to, forms 1098, 1099, 1041 and K-l which are required to be filed in connection with any period of time during which the Seller owned and serviced the Mortgage Loans. Upon request, the Seller shall provide evidence acceptable to the Purchaser that such forms have been filed and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller’s failure to comply with this paragraph.

(l) Record Title. The Seller shall, at its sole expense, (i) cause each of the Assignments of Mortgage to be recorded, where required under applicable law in the name of the Purchaser or its designee in the appropriate public offices for real property records in all the counties or their comparable jurisdictions in which the related Mortgaged Property is situated, and in any other appropriate public recording office or elsewhere, (ii) deliver such recorded Assignments of Mortgage to the Purchaser’s Custodian and (iii) prepare on behalf of the Purchaser, subsequent assignments from the Purchaser to GNMA and deliver such assignments to the Purchaser’s Custodian in accordance with the Mortgage Loan Delivery Procedures, Exhibit G. With respect to FHA Loans, the Seller shall provide Purchaser with sufficient data to provide notice to HUD on Form 92080 or such other form prescribed by HUD.

(m) Tax Contracts. The Seller shall transfer to the TransAmerica “Life of Loan” tax contracts relating to each Mortgage Loan or pay to Purchaser a $69.00 per loan fee which fee shall be deducted from the Purchase Price on the Purchase Price Payment Date.

(n) No Solicitation. From and after the applicable Sales Dates the Seller shall not directly or indirectly solicit, and the Seller shall prevent any of its affiliates, employees or brokers from knowingly directly or indirectly soliciting, by means of direct mail, or telephonic or personal solicitation, the Mortgagors of any of the Mortgages (i) for purposes of prepayment or refinance or modification of such Mortgages, or (ii) for any financial services or products including, but not limited to, (a) checking and savings accounts, certificates of deposit, safe deposit boxes, automatic teller machines, second mortgage loans, equity source accounts, personal loans and credit cards, except for banking customers of Seller Third Party Originators who are community banks, and (b) homeowners, ordinary life, ordinary health, credit life, credit health, credit unemployment and any other forms of group or individual insurance coverage. Seller agrees to refund to Purchaser the Reimbursement Amount for any Mortgage Loan refinanced by Seller in breach of this contract. Seller shall also reasonably ensure that no brokers, correspondents or other third parties related in any manner to this transaction, solicit any of the Mortgage Loans.

(o) Third Party Loans. The Seller and the Purchaser expect that 100% of Mortgage Loans shall have been underwritten by the Seller.

(p) Flood Certification. The Seller shall transfer to the Purchaser a “Life-of-Loan” flood certification with Flood Data Service, Inc. relating to each Mortgage Loan or pay to Purchaser a $ 9.00 per loan fee which fee shall be deducted from the Purchase Price on the Purchaser Price Payment Date.

Section 2.08. Purchaser Covenants Regarding Transfer of Servicing.

The Purchaser shall have done the following, on or prior to each Delivery Date (except where a different time period is expressly provided):

(a) Compliance with GNMA Requirements. Unless such compliance is prevented by the Seller’s noncompliance with the Transfer of Servicing, the Purchaser shall have complied with applicable GNMA Requirements including all procedural and documentary requirements applicable to the Purchaser in connection with Purchaser’s issuance of a GNMA MBS.

(b) Misapplied Payments. Misapplied payments shall be processed as follows:

(i) The parties shall cooperate in correcting misapplication errors;

(ii) The party receiving notice of a misapplied payment occurring prior to the Transfer Date and discovered after the Transfer Date shall immediately notify the other party;

(iii) If a misapplied payment which occurred prior to the Transfer Date cannot be identified and such misapplied payment has resulted in a shortage in an Escrow (or other) Account, the balances of which are being transferred to the Purchaser, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within five (5) Business Days after receipt of written demand and evidence supporting such misapplied payment from the Purchaser:

(iv) If a misapplied payment which occurred prior to the Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party adversely affected by the improper payment application within five (5) Business Days after notice thereof by the other party;

(v) Any check issued under the provisions of this Section 2.08(b) shall be accompanied by a statement indicating the corresponding Seller and the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

(c) Notice to Mortgagors. The Purchaser shall, in accordance with the relevant provisions of the Act, mail to the Mortgagor of each Mortgage Loan in the Pool, a letter advising the Mortgagor of the transfer of the servicing thereof to the Purchaser from the Seller.

(d) No Change to Subscribers. Purchaser shall not change the name of any subscriber identified in a HUD Form 11705 by the Seller which has been completed in accordance with the Transfer of Servicing.

Section 2.09. Seller Covenants Regarding Final Certification.

Within eleven (11) months of the relevant Issue Date, the Seller shall deliver all Mortgage Loan Documents to the Purchaser or the Custodian which are required for the Final Certification of each Pool.

The Seller hereby agrees, subject to GNMA approval, to repurchase any Mortgage Loan which the Custodian has identified as preventing Final Certification in accordance with Section 6.03. Purchaser and Seller will cooperate in order to enable the Custodian to effectuate Final Certification of the Pools.

ARTICLE III

PURCHASE PRICE

Section 3.01. Calculation of the Purchase Price.

Subject to Section 3.04, the Purchase Price with respect to the Servicing Rights for each Pool shall be calculated as a percentage, determined by reference to the Purchase Price and Adjustment Schedule attached hereto as Exhibit A, multiplied by the aggregate principal balance of such Pool. Seller and Purchaser agree the Purchase Prices listed in Exhibit A are subject to review after six (6) months. Any Mortgage Loan thirty (30) days or more delinquent as of the Sale Date or any Mortgage Loan which is a Foreclosure Loan or in bankruptcy will be deemed to have an outstanding principal balance of zero for the purpose of calculating the Purchase Price. Payments of scheduled principal and interest prepaid for a due date beyond the Transfer Date shall not be applied to the principal balance as of such date. Seller shall refund to the Purchaser the Purchase Price for any Mortgage Loans which payoff within three (3) months of the Sale Date.

Section 3.02. Payment, Billing and Monthly Certification.

With respect to the monthly transfer of Servicing Rights, ten (10) Business Days prior to each Purchase Price Payment Date, the Seller shall submit to the Purchaser (i) its billing for the Servicing Rights transferred during the calendar month in which the Transfer Date occurs, substantially in accordance with the format provided in Exhibit M and (ii) the Monthly Certification. Following the Purchaser’s receipt thereof and the calculation of adjustments to the Purchase Price, the Purchaser shall pay the appropriate Purchase Price by wire transfer on such Purchase Price Payment Date.

Section 3.03 Broken Pools.

In accordance with Section 2.03, no amounts shall be payable by the Purchaser to the Seller in connection with any Pool unless GNMA shall have delivered the related GNMA MBS.

Section 3.04 Purchase Price Adjustment and Holdback.

The aggregate Purchase Price payable on any Purchase Price Payment Date shall be adjusted to reflect unreimbursed costs and expenses associated with broken Pools.

Purchaser shall retain ten percent (10%) of the Purchase Price (“Holdback Amount”). The Holdback Amount for each Sale shall be payable to the Seller on a prorata basis quarterly to the extent Seller complies with its obligations for release of the funds which includes, but is not limited to, receipt by Purchaser or Purchaser Custodian’s of the complete documentation required for the Final Certification of a Pool per agency requirements. The Holdback Amount, as it relates to any pool, shall be released quarterly.

Notwithstanding any language contained herein to the contrary, Purchaser shall pay the last $5,000 of the Holdback Amount to Seller only upon the receipt by Purchaser of all of the final, recorded assignments and all other documentation from Seller to Purchaser related to each Sale.

Section 3.05 VA Loan Percentage.

During any one month period, the percentage of VA Loans (by dollar amount of loans) included in the Mortgage Loans shall not exceed thirty percent (30%).

Section 3.06. Correction of Discrepancies.

The parties agree that discrepancies may arise in the calculation and payment of the Purchase Price. The parties agree further that within thirty (30) Business Days of the discovery of any such discrepancy by one party (notice of which shall immediately be given to the other party) and the parties’ mutual determination of the appropriate adjustment to the Purchase Price, a check shall be issued and forwarded by overnight mail to the party entitled to receive such adjustment by the other party.

ARTICLE IV

SERVICING OF THE MORTGAGE LOANS

Section 4.01. Purchaser to Service Pursuant to the GNMA Requirements and Applicable Law.

The Purchaser shall commence servicing and administration of the Mortgage Loans from and after the related Transfer Date and shall have full power and authority, acting alone to do any and all things in connection with such servicing and administration which the Purchaser may deem necessary or desirable, consistent with the GNMA Requirements and the terms of this Agreement. The Purchaser shall service the Mortgage Loans in accordance with applicable federal and state laws and regulations.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 5.01. Representations, Warranties and Agreements of the Purchaser.

The Purchaser hereby makes the following representations and warranties to the Seller as of the date hereof and each Initial Certification Date:

(a) Due Organization and Authority. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of New Jersey and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Purchaser, and in any event the Purchaser is in compliance with the laws of any state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Purchaser has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized; and upon execution by the Seller this Agreement constitutes the valid, binding and enforceable obligation of the Purchaser (subject, as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(b) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser’s charter or bylaws or any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject, or impair the ability of the Purchaser to service the Mortgage Loans, or impair the value of the Servicing Rights.

(c) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Purchaser which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Purchaser, or in any material impairment of the right or ability of the Purchaser to carry on its business substantially as now conducted, or in any material liability on the part of the Purchaser, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement.

(d) No Consent Required. No consent or other approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or if required, such approval has been obtained prior to the Initial Certification Date.

(e) No Commissions to Third Parties. The Purchaser has not dealt with any broker or agent or third party who might be entitled to a fee or commission from the Purchaser in connection with this transaction.

(f) Agency Approvals. The Purchaser is an FHA Approved Mortgagee, a VA Approved Lender, an approved issuer of GNMA MBS.

(g) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Purchaser

(h) Ability to Perform. The Purchaser does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to Purchaser contained in this Agreement.

Section 5.02. Representations and Warranties of the Seller.

The Seller (Crescent Bank Company, Crescent Mortgage Services, Inc., and Crescent Bank & Trust Company) makes the following representations and warranties to the Purchaser as of the date hereof and as of each Sale Date:

(a) Due Organization and Authority. The Seller, Crescent Banking Company (Parent) is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia; Crescent Mortgage Services, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia; and Crescent Bank & Trust Company is a corporation d____

organized, validly existing and in good standing under the laws of the State of Georgia. The Seller was at all times and now is qualified to do business and duly licensed to carry on its business as now being conducted in all states in which any Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type engaged in by the Seller in relation to the origination and servicing of the Mortgage Loans and in any case the Seller is qualified in each state to the extent necessary to ensure the enforceability of each Mortgage Loan and this Agreement. The Seller has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; and upon execution by the Purchaser this Agreement constitutes the valid, binding and enforceable obligation of the Seller (subject as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Seller.

(c) No Conflicts. Neither the execution and delivery of this Agreement, the sale of the Servicing Rights to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s charter or by-laws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the value of the Servicing Rights.

(d) Ability to Perform. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to Seller contained in this Agreement.

(e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement, or which would materially affect any of the Mortgage Loans or the related Servicing Rights. To the best of Seller’s knowledge there are no Mortgage Loans for which Servicing Rights are being transferred that are the subject of any litigation or investigation.

(f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, or if required, such approval has been obtained prior to the Initial Certification Date.

(g) Ownership. Crescent Mortgage Services, Inc. and Crescent Bank & Trust Company, as Sellers, are the sole owners and holders of all right, title and interest in and to the Servicing Rights, and immediately prior to the Seller’s transfer of the related Mortgage Loans to the Purchaser, the Seller was the sole owner and holder of such Mortgage Loans. The Servicing Rights have not been assigned or pledged, and, the Seller has good and marketable title and interest in the Servicing Rights and has full right and authority subject to no interest, or agreement with, any other party, to sell and assign the Servicing Rights pursuant to this Agreement. All Servicing Rights acquired by the Purchaser hereunder shall be free and clear of any encumbrance, equity, interest, lien, pledge, charge, claim or security interest.

(h) No Untrue Information and Operative Documents. Neither this Agreement, nor any statement, report or other document which is within the control of the Seller furnished or to be furnished pursuant to this Agreement or the GNMA Requirements (including without limitation, delivery schedules and other documentation delivered or to be delivered to GNMA or the Purchaser’s Custodian in connection with the formation and delivery of a Pool and the settlement of the related GNMA MBS and in accordance with the Transfer of Servicing) or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading. Each such document delivered to the Purchaser represents an executed original or is a certified true and correct copy of the original and in either case represents true, correct and complete copies of the same. Each such document is in full force and effect and has not been amended, modified or altered except as the same shall have been provided to the Purchaser.

(i) No Commissions to Third Parties. The Seller will be solely liable for any fee or commission due and payable to any brokers or agent who might be entitled to a fee or commission connection with this transaction.

(j) No Inquiries. The Seller has not been the subject of an audit by any of the FHA, VA or GNMA which audit included allegations of failure to comply with applicable loan origination, servicing or claims procedures, which resulted in a refusal to purchase any Mortgage Loan or a request for indemnification in connection with any Mortgage Loan.

(k) No Accrued Liabilities. There are no accrued liabilities of the Seller with respect to the Mortgage Loans or the Servicing Rights or circumstances under which such accrued liabilities will arise against the Purchaser as successor to the Servicing Rights with respect to occurrences prior to the Initial Certification Date.

(l) Compliance with Insurance Contracts. The Seller has complied with all obligations under all applicable insurance contracts, including the insurance contracts with the FHA and guaranty contracts with the VA with respect to, and which might materially and adversely affect, the Mortgage Loans and any of the Servicing Rights. The Seller has not taken any action or failed to take any action which might cause the cancellation of or otherwise affect any of the FHA Mortgage Insurance Contracts, the VA Loan Guaranty or any other applicable insurance or guaranty contracts.

(m) Compliance With Law: Fidelity, Error and Omission and Director and Officer Bonds. The Seller has complied with any and all requirements of any federal, state or local law including, without limitation, FHA Regulations and VA Regulations, the provisions of any federal, state or local law or regulation governing or pertaining to permissible charges, whether in a commercial transaction or in connection with the extensions of credit or the billing or collection of obligations arising from the extensions of credit, including, but not limited to, laws relating to usury, installment sales, truth-in-lending (including, without limitation, Regulation Z thereunder), fair housing, real estate settlement procedures, escrow practices, unlawful ILLEGIBLE in residential lending (including, without limitation, anti-redlining, equal credit opportunity and ILLEGIBLE reporting), debt collection, loan disclosure, adjustable rate mortgages, adjustable rate mortgage ILLEGIBLE other consumer protection matters (including, without limitation, laws regulating unfair or ILLEGIBLE practices), and all other federal, state or local laws, regulations and ordinances pertaining to the business of mortgage lending or to the provision of services relating to mortgage lending. Seller has and shall continue to maintain enforceable bonds for errors and omissions, fidelity and directors and officers of Seller. Seller shall, at the request of Purchaser, produce evidence of such coverage.

(n) Pool Formation Practices. The Seller has observed and complied with all GNMA Requirements applicable to Seller pursuant to this Agreement and Transfer of Servicing Procedures which are a prerequisite or otherwise relate to Pool formation.

(o) Third Party Lenders and Third Party Loans. Seller shall be deemed to have made all of the representations and warranties contained in this Section 5.02 and in Section 5.03 on behalf of each Third Party Lender and with respect to each Third Party Loan.

(p) Representations and Warranties to Agencies. All representations and warranties made by the Seller to the FHA or VA as appropriate in connection with the Mortgage Loans are incorporated herein by reference and inure to the benefit of the Purchaser.

Section 5.03. Representations and Warranties of the Seller as to Mortgage Loans.

As further inducement to the Purchaser to enter into this Agreement, the Seller represents and warrants to the Purchaser as of the date hereof and the Initial Certification Dates (or other date indicated) with respect to each Mortgage Loan, as follows:

(a) Mortgage Loans as Described, Representative Distribution, No Adverse Selection. The information set forth in each Mortgage Loan Schedule is complete, true and correct. No waivers with respect to any published or unpublished GNMA, FHA or VA requirements have been obtained which adversely affect the credit quality of any Mortgage Loan. None of the Mortgage Loans is a VA vendee loan and except as otherwise expressly permitted elsewhere in this Agreement, none of the Mortgage Loans is a loan subject to interest rate subsidies or special escrow arrangements.

The Servicing Rights sold under this Agreement are representative of, and conform in all material respects to, the characteristics of Seller’s normal FHA or VA loan production for sale to GNMA, without any adverse selection as to, among other things, interest rates, loan characteristics, property types, geographical locations and escrow waivers. The GNMA Servicing Rights to be sold under this Agreement are created and designated for sale to the Purchaser.

(b) Payments Current. All payments required to be made for each Mortgage Loan under the terms of the related Mortgage Note in order for such Mortgage Loan to be eligible for inclusion in a Pool under GNMA Requirements have been made. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

(c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage (other than as permitted under Section 5.03(b)) and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds with respect to taxes and insurance premiums has been established in accordance with applicable FHA or VA requirements for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest.

(d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect from the date of their origination except by a written instrument which has been recorded, if necessary to protect the interests of the owner thereof. The substance of any such waiver, alteration or modification is in accordance with FHA Regulations or VA Regulations as appropriate and no FHA or VA approval of such waiver, alteration or modification is required. The substance of any such waiver, alteration or modification has been communicated to and approved by the title insurer, to the extent required by the title policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released in whole or in part.

(e) Enforceability; No Defenses. Each Mortgage and Mortgage Note is a genuine, valid, binding and enforceable document according to its terms (subject to applicable bankruptcy and insolvency laws),and conforms to all applicable laws and regulations, including without limitation the Federal Truthin-Lending Act, as amended, and Regulation Z. Neither the operation of any of the terms of any Mortgage or Mortgage Note, nor the exercise of any right thereunder, will render the Mortgage or Mortgage Note unenforceable, in whole or in part, or with respect to FHA Loans, impair an Investor’s ability to collect full insurance benefits under the FHA Mortgage Insurance Contract, without indemnity to HUD, or, with respect to VA Loans, impair an Investor’s ability to collect full value under the Loan Guaranty Certificate upon the Mortgagor’s default. To the best of Seller’s knowledge, the Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense (including without limitation the defense of usury), and no such right of rescission, set-off, counterclaim or defense has been asserted by legal process with respect thereto.

(f) FHA Mortgage Insurance; VA Loan Guaranty. With respect to each FHA Loan, the Seller has taken all steps required by FHA Regulations (including, without limitation, (i) the underwriting and closing of such FHA Loan in accordance with FHA Regulations and any conditions imposed by the FHA in its “firm commitment” which relates to such FHA Loan and (ii) the timely remittance of the related mortgage insurance premium (MIP) to the FHA in accordance with FHA Regulations) which are a prerequisite to the issuance of the FHA Mortgage Insurance Certificate and the issuance of such certificate is subject only to the completion of standard FHA clerical procedures. With respect to each VA Loan, the Seller has taken all steps required by VA Regulations (including, without limitation, (i) the underwriting and closing of such VA Loan in accordance with VA Regulations and any conditions imposed by the VA in its “firm commitment” which relates to such VA Loan and (ii) the timely remittance of the related funding fee to the VA in accordance with VA Regulations) which are a prerequisite to the issuance of the Loan Guaranty Certificate and the issuance of such certificate is subject only to the completion of standard VA clerical procedures.

(g) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by an insurer acceptable to the FHA, VA or GNMA as applicable in accordance with the requirements thereof against loss by fire, hazards included within an extended coverage liability policy and such other hazards as are customary in the area where the Mortgaged Property is located. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by federal regulation and such flood insurance has been made available) a flood insurance policy meeting the requirements of the applicable guidelines of the Federal Insurance Administration is in effect. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and flood insurance, if applicable, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy and, if applicable, flood insurance policy, is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser on behalf of the GNMA upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either.

(h) Coinsurance Claims. There are no uninsured casualty losses or casualty losses where coinsurance has been (and the Seller has no reason to believe, will be) claimed by an insurance company or where the loss, exclusive of contents, is greater than the recovery, less actual expenses incurred in such recovery from the insurance carrier.

(i) Condemnation. There is no proceeding pending or threatened for the partial or total condemnation of any Mortgaged Property, and the Seller has no notice that all or any part of any Mortgaged Property has been or will be condemned.

(j) Compliance with Applicable Laws. Each of the Mortgage Loans has been originated and serviced in compliance with all applicable requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws and any other laws or regulations referred to in Section 5.02(m).

(k) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

(1) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or (subject to limitations set forth elsewhere in this Agreement) (i) manufactured housing, or (ii) an individual condominium unit in a condominium project, or (iii) an individual unit in a planned unit development. No residence or dwelling is a mobile home.

(m) Valid First Lien. The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(i) the lien of current real property taxes and assessments not yet due and Payable;

(ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to FHA, VA or GNMA as applicable and to prudent mortgage lending institutions generally and which are specifically referred to in the lender’s title insurance policy delivered to the Seller as originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made in connection with the origination of the Mortgage Loan or (b) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and

(iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the relevant Agency.

(n) Validity of Mortgage Documents. The Mortgage Note and the Mortgage are each genuine, and is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms subject to applicable bankruptcy and insolvency laws. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

(o) Pools. Each Mortgage assigned by the Seller to the Purchaser for inclusion in a Pool meets all eligibility requirements for inclusion in such Pool, in accordance with all GNMA Requirements. The Mortgage Loan Documents to be delivered to the Purchaser or the Custodian shall include all documents necessary in order for the Custodian to certify the Pools have Final Certification in accordance with applicable GNMA Requirements.

(p) Full Disbursement of Proceeds. Except in the case of escrow for buydown loans permitted under this Agreement and completion escrow which comply with the Servicing Transfer Procedures, the proceeds of the Mortgage Loan have been fully disbursed including any requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(q) Escrow Accounts Current. The Seller has maintained all required Escrow Accounts in accordance with applicable law, the terms of the Mortgage Loans and the requirements of the FHA, VA and GNMA applicable thereto. The Escrow Payments required by the Mortgage which have been paid to the Seller for the account of the Mortgagor are on deposit in the appropriate Escrow Account. All funds received by the Seller in connection with the Mortgage Loan, including, without limitation, foreclosure proceeds, fire insurance proceeds for fire losses, condemnation proceeds and principal reductions, have been properly applied or promptly deposited in the appropriate Escrow Account, and all such funds have been applied to reduce the principal balance of the Mortgage Loan in question, or for reimbursement of repairs to the Mortgaged Property or as otherwise required by applicable law and the requirements of the FHA, VA and GNMA. The Seller shall provide complete information in accordance with the Servicing Transfer Procedures regarding any escrow waivers which the Seller has granted.

(r) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee (including permitted Third Party Lenders), assignee, or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii)(a) organized under the laws of such state, (b) qualified to do business in such state, (c) federal savings and loan associations or national banks having principal offices in such state, or (d) not doing business in such state, so as to require qualification as a foreign corporation.

(s) Title Insurance. The Mortgage Loan is covered by either (i) an ALTA. lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to the FHA or VA, or (ii) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to the FHA or VA as appropriate and to prudent mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located as appropriate and each such title insurance policy is issued by a title insurer acceptable to GNMA and qualified to do business in the jurisdiction where the Mortgaged Property is located, and insures the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. GNMA, as assignee of the Seller’s rights, is an insured of such lender’s title insurance policy, and such lender’s policy is in full force and effect. No claims have been made under such lender’s policy, and the Seller has not done any act or omission which would impair the coverage of such lender’s policy.

(t) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors has waived any default, breach, violation or event of acceleration.

(u) No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage or such liens, claims or rights are adequately insured against by the lender’s title insurance policy referred to in Section 5.03(s).

(v) Location of Improvements; No Encroachments. All improvements which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property (any such encroachment has been incurred by applicable title insurance policies) and no improvements on adjoining properties encroach upon the Mortgaged Property unless such encroachment is permitted by applicable FHA or VA Regulations. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

(w) Origination Average Balance; Payment Terms; Age. Except as permitted under Section 2.07(o), the Mortgage Loan was originated by the Seller. It is anticipated that the average balance of all Mortgage Loans shall be $86,490. The Mortgage Note is payable each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears. With the exception of the first delivery date, the Mortgage Loans shall have closed within sixty (60) days prior to the Delivery Date of their respective Pools.

(x) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the material benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would prevent the sale of the Mortgaged Property by trustee’s sale or the foreclosure of the Mortgage.

(y) Conformance with FHA, VA and GNMA Standards. Each Mortgage Loan was underwritten in accordance with FHA and VA underwriting standards as appropriate in effect at the time the Mortgage Loan was originated, and each Mortgage Loan is in conformity with applicable GNMA standards under one of its respective home mortgage purchase programs and the Mortgage Note and Mortgage are on forms acceptable to GNMA. Notwithstanding the foregoing, all Mortgage Loan Files shall include complete appraisals, where required, which appraisals comply in all respects to FHA or VA requirements as applicable.

(z) Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy thereof, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

(aa) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage.

(bb) Deeds of Trust. In the event the Mortgage is in the form of a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser, or GNMA, or their respective successors and assigns to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(cc) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit project it complies with applicable FHA Regulations or VA Regulations, as appropriate. No more than ten percent (10%) of the Mortgage Loans (by number of Mortgage Loans) are secured by a Mortgaged Property which is a condominium.

(dd) Mobile Homes. None of Mortgage Loans are secured by mobile homes, i.e, properties that do not comply with HUD Title II or VA title 38 requirements for manufactured housing.

(ee) Transfer of Mortgage Loans. The Assignment of Mortgage, if applicable, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(ff) Buydown Provisions. No Graduated Payments or Contingent Interests. No more than five percent (5%) of the Mortgage Loans (by number of Mortgage Loans) contain a “buydown” provision pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor or which contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

(gg) Consolidation of Future Advances. Any future advances made prior to the Initial Certification Date have been consolidated with the outstanding principal amount secured by the

Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to the applicable Agency. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(hh) Mortgage Property Undamaged. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado, hazardous or toxic substances or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

(ii) Collection Practices; Escrow Deposits. The origination and collection practices used with respect to the Mortgage Loan have been in accordance with the Mortgage Loan Documents, applicable law, rules, regulations and requirements and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments shall be in the possession of the Purchaser as provided in the Servicing Transfer Procedures and GNMA Requirements, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note.

(jj) Notice of Relief Requested Pursuant to the Soldiers and Sailors Relief Act 1940. The Seller has not received notice from any Mortgagor or other party with respect to the Mortgage Loans of a request for relief pursuant to or invoking any of the provisions of the Soldiers and Sailors Relief Act of 1940 or any other federal or state law which would have the effect of suspending or reducing the Borrower’s payment obligations under a Mortgage Loan or which would prevent such loan from going into foreclosure.

(kk) Tax Service Contracts. Subject to the provisions of Section 2.07 (m), Seller shall cooperate with Purchaser to ensure that a tax service contract is in place for each Mortgage Loan with TransAmerican Real Estate Tax Services.

(ll) Prior Servicers and Servicing. There have been no Prior Servicers of any Mortgage Loans other than the Seller. At all relevant times, the Seller has been and will be a FHA, VA, FNMA, and FHLMC-approved mortgagee, lender and seller/servicer as applicable to the extent required to be approved and fully authorized to originate sell or service the Mortgage Loans. The Seller has serviced all of the Mortgage Loans on its own behalf in compliance with the terms thereof and with all laws, rules, regulations and requirements in connection therewith and in a manner consistent with the GNMA Requirements that will apply to the Mortgage Loans upon their transfer to GNMA. There has been no occurrence as of the Delivery Date of any event that could obligate the Purchaser to repurchase any Mortgage Loans in accordance with GNMA Requirements or cause the cancellation of the Servicing Rights or any material changes in procedures with respect to the Mortgage Loans.

(mm) Origination and Servicing Practices. There has been no improper act or omission or alleged improper act or omission, or error by the Seller or any employee, agent or representative acting on Seller’s behalf, with respect to the origination, underwriting or servicing of any of the Mortgage Loans. Each Mortgage Loan has been originated and underwritten in compliance with all applicable FHA Regulations and VA Regulations.

(nn) Eligible Loans and Percent Limitations. The Servicing Rights sold under this Agreement conform to the specifications in Exhibit B. All loans are either 15 year fixed rate, 30 year fixed rate or one year adjustable rate Mortgage Loans sold to GNMA under the GNMA MBS program. The following characteristics are anticipated to exist for loans sold under this Agreement:

(i) The percent of 30 year fixed rate loans is 80% minimum.

(ii) The average loan size is: $86,490 for fixed rate.

(iii) The maximum weighted average service fee is .69%.

(iv) The aggregate average escrow balances expressed as a percent of the aggregate principal balance of loans transferred under this Agreement is one percent (1%).

(v) The Mortgage Loans are current originations and will reflect the normal distribution of interest rates without any adverse selection.

(vi) The weighted average mortgage rate is representative of current production and reflective of current market interest rates, but in no event is any individual Mortgage Loan interest rate greater than 8.0% for 30 year fixed rate loans and 7.5% for 15 year fixed rate loans

Purchaser and Seller recognize that the criteria on Exhibit B represents limitations of the servicing to be delivered at the respective Transfer Dates. Both the Purchaser and Seller recognize that flexibility is important as long as the economic value of the servicing to be delivered at the respective Transfer Date is not materially different from the criteria outlined on Exhibit B.

(oo) Knowledge of Detrimental Conditions. Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor of the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan or the related Servicing Rights.

Section 5.04. Compliance with Percentage Limitations.

The Seller shall be deemed to have complied with the percentage limitations on escrow waivers and on planned unit development, condominium and buydown loans set forth in Sections 5.03 (cc) and (ff) if the aggregate unpaid principal balance dollar amount of Mortgage Loans having such feature for which Servicing Rights have been transferred hereunder as of each Transfer Date comply with such limitations. It is expressly understood and agreed that the percentage limits referred to above represent a maximum and not a goal. Seller will not deviate from its standard origination practices for the purpose of trying to achieve the maximum permitted percentages.

ARTICLE VI

REMEDIES AND INDEMNIFICATION

Section 6.01. Remedies for Breach of Representations and Warranties of the Purchaser.

It is understood and agreed that the representations and warranties set forth in Section 5.01 shall survive each Initial Certification Date and the related transfer of Servicing Rights to the Purchaser and shall inure to the benefit of the Seller.

Within thirty (30) days of the earlier of either discovery by or notice to the Purchaser of any material breach of a representation or warranty set forth in Section 5.01, the Purchaser shall use its best efforts promptly to cure such breach in all material respects.

The Purchaser shall indemnify the Seller and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses (including any such costs, expenses and attorney’s fees incurred in enforcing such right of indemnification) resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Purchaser’s representations and warranties contained in Section 5.01 or the Purchaser’s obligations contained in Section 2.08 and Article IV hereof. It is understood and agreed that the obligation of the Purchaser to indemnify the Seller set forth in this Section 6.01 constitutes the sole remedy of the Seller respecting a breach of such representations and warranties.

Any cause of action against the Purchaser relating to or arising out of the breach of any representations and warranties made in Section 5.01 shall accrue upon the last of (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Purchaser to cure such breach, and (iii) demand upon the Purchaser by the Seller for compliance with this Agreement.

Section 6.02. Remedies for Breach of Representations and Warranties of the Seller.

It is understood and agreed that the representations and warranties set forth in Sections 5.02 and 5.03 shall survive the transfer of the Servicing Rights to the Purchaser, the delivery of the Servicing Files to the Purchaser and termination of this Agreement and shall inure to the benefit of the Purchaser. Upon discovery by either the Purchaser or the Seller of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Servicing Rights or the interest of the Purchaser therein, the party discovering such breach shall give prompt written notice to the other.

Within thirty (30) days of the earlier of either discovery by or notice to the Seller of any such breach of a representation or warranty set forth in Section 5.02 or Section 5.03, the Seller shall use its best efforts promptly to cure such breach in all material respects, and if such breach cannot be cured, the Seller shall, at the Purchaser’s option and within thirty (30) Business Days following receipt by the Seller of notice thereof, pay the Purchaser an amount equal to any unrecovered advances, costs or other expenses incurred by the Purchaser relating to such breach in accordance with the Purchaser’s customary and reasonable servicing practices, which amount shall include, in the case of breaches which render any Servicing Rights to be of no further value to the Purchaser, the Purchase Price for such Servicing Rights. In the event that the Purchaser recovers a previously unrecovered advance subsequent to the Seller’s payment thereof in accordance with the foregoing sentence, the Purchaser shall repay such amount to Seller.

Any payment pursuant to the foregoing paragraph shall be accomplished by the Seller by wire transfer of immediately available funds to the account designated by the Purchaser.

In addition to such payment obligation, the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, (i) a breach of (a) the Seller’s representations and warranties contained in this Agreement or (b) the Seller’s obligations or covenants hereunder, which breach materially and adversely (singly or in the aggregate with like breaches) affects the Purchaser, or (ii) the Seller’s errors, omissions, and unresolved HUD review findings in connection with the Seller’s underwriting, processing, or closing of an FHA Loan. Notwithstanding the foregoing, Seller shall not be required to assume the defense of any claim until the Purchaser has pursued other remedies under applicable insurance policies, government guarantees or tax contracts. The Purchaser shall not be required to commence litigation in connection with such remedies .

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Sections 5.02 or 5.03 shall accrue upon the last of (i) discovery of such breach by the Seller or notice thereof by the Purchaser to the Seller, (ii) failures by the Purchaser to cure such breach, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

Section 6.03. Seller’s Substitution, Repurchase and Related Indemnification Obligations.

Upon receipt by the Purchaser of notice from (i) GNMA that it has rejected a Mortgage Loan because of defective loan documentation or that the Mortgage Loan is ineligible for inclusion in a Pool under the GNMA Requirements, (ii) the Purchaser’s Custodian that a Mortgage Loan is not eligible for Initial or Final Certification or (iii) the FHA that it does not issue or it is withdrawing its FHA Mortgage Insurance Contract, or from the VA that it does not issue or it is withdrawing its VA Loan Guaranty Agreement with respect to a Mortgage Loan due to problems therewith relating to the origination, processing and underwriting thereof, the Purchaser shall promptly notify the Seller thereof.

In the case of (i) and (ii) and if the notice of rejection from GNMA or ineligibility from the Custodian permits a substitution of the defective Mortgage Loan, the Seller may provide the Purchaser with an acceptable substitute Mortgage Loan within the time period permitted by GNMA or the Custodian. The Seller shall be responsible for all costs associated with the removal of the defective Mortgage Loan from the Pool and, to the extent applicable, (a) the reassignment and delivery thereof from GNMA to the Purchaser and from the Purchaser to the Seller and (b) the assignment and delivery from the Seller to the Purchaser (or the Purchaser’s Custodian) and from the Purchaser to GNMA of the substitute Mortgage Loan acceptable to GNMA. In the case of (iii), the Seller shall take whatever action is possible within the time period permitted by GNMA Requirements to correct the problem which gave rise to the FHA’s or VA’s notice of withdrawal of its insurance or guaranty, as applicable.

The Seller shall repurchase from the Purchaser any Mortgage Loan described in (i), (ii) or (iii) of this Section 6.03 (including repurchases required because the substitution or corrective action referred to above were not accomplished within the permitted time period).

The repurchase price to be paid by the Seller to the Purchaser shall equal that repurchase price paid by the Purchaser to GNMA plus all reasonable costs and expenses borne by the Purchaser in connection with the repurchase of such Mortgage Loan from GNMA including, but not limited to, all costs and expenses of Purchaser incurred to cure such breach and reasonable attorneys’ fees. In addition, the Seller shall repurchase the Servicing Rights with respect to such Mortgage Loan from the Purchaser at the Reimbursement Amount.

At the time of repurchase, the Custodian and the Purchaser shall arrange for the reassignment of the repurchased Mortgage Loan to the Seller and the delivery to the Custodian of any documents held by GNMA with respect to the repurchased Mortgage Loan pursuant to applicable GNMA Requirements. In the event of a repurchase, the Purchaser shall, simultaneously with such reassignment, give written notice to the Seller that such repurchase has taken place, and advise the Purchaser’s Custodian to amend the Mortgage Loan Schedule to reflect the deletion of the repurchased Mortgage Loan from this Agreement and forward to the Seller all the Mortgage Loan Documents, Servicing Files, related Escrow Accounts and records and documents relating to such Mortgage Loan.

In addition, the Seller shall indemnify and hold harmless the Purchaser and each of its directors, officers, employees and agents from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses incurred by Purchaser in accordance with this Section 6.03.

In the event that any Mortgage Loan becomes ninety (90) days delinquent and is determined to be a Foreclosure Loan within six (6) months of the applicable Sale Date, as defined in 1.25, Seller shall repurchase the Mortgage Loan from the Purchaser and refund the Purchase Price.

Section 6.04. Additional Indemnification by the Seller.

The Seller shall indemnify and hold harmless the Purchaser and each of its officers, directors, employees and agents, as of the date hereof and when the relevant claim arises, from and against, and shall reimburse it or them for, any losses (including loss of Servicing Rights), damages, deficiencies, claims, causes of action or expenses of any nature (including attorney’s fees and foreclosure costs) to the extent relating to or resulting from:

(i) any liabilities of, claims against or obligations of the Seller (whether absolute, accrued, contingent or otherwise, including, without limitation, any tax claim asserted against the Purchaser with respect to any taxes relating to the operations of the Seller) existing as of or prior to the Transfer Date which were not expressly assumed by the Purchaser pursuant to this Agreement or pursuant to any instrument of assumption executed by the Purchaser to consummate the sale;

(ii) any claims (other than those based on the Purchaser’s or Purchaser’s custodian’s actions or failure to act) asserted against the Purchaser by the subscriber of any GNMA MBS relating to any failure to timely deliver such GNMA MBS; and

(iii) any material act or omission or error of the Seller or any employee, agent or representative acting on its behalf occurring between the Assignment Date and the Transfer Date.

The indemnity provided in this Section 6.04 shall remain in full force and effect regardless of any investigation made by the Purchaser or its representatives and shall survive the transfer of Servicing Rights and the termination of this Agreement. Upon receipt of written notice of a claim covered by this indemnity, the Seller shall immediately assume defense of such claim at its own cost and expense, with counsel acceptable to the Purchaser, and the Seller shall be directly responsible for the payment of all costs and expenses and any award or judgment which may become due as a result of such claim, however, that the Purchaser at its sole option instead may assume defense of such claim and continue to be protected under this indemnity if it reasonably believes such assumption is necessary or appropriate to discharge its responsibilities as servicer of the Mortgage Loans or to preserve its authority and approvals to service the Mortgage Loans. The Seller shall not be entitled to settle, compromise, decline to appeal, or otherwise dispose of any such claim without the consent or agreement of the Purchaser (which consent will not be unreasonably withheld or delayed) but which may be denied, but not be unreasonably denied, because, among other reasons, it believes in good faith that such settlement, compromise or other disposition is likely to have an adverse impact on the Purchaser’s right or ability to enforce other mortgage loans or servicing rights or to preserve its authority and approvals to service the Mortgage Loans.

Section 6.05. Purchaser’s Indemnification Obligations.

Purchaser shall indemnify and hold harmless the Seller and each of its officers, directors, employees and agents, as of the date hereof and when the relevant claim arises, from and against and shall reimburse it or them for, any losses, causes of action, damages, penalties, fines, forfeitures, reasonable and necessary legal fees, and related costs, judgments, and other costs and expenses incurred by Seller to the extent relating to or resulting from:

(i) any breach of Purchaser’s obligations under the Agency Agreements;

(ii) the non-fulfillment or nonperformance of any covenants, condition or action required of the Purchaser pursuant to this Agreement;

(iii) any act or omission, or alleged act or omission or error, of the Purchaser or any employee, agent or representative acting on its behalf, with respect to the servicing of any of the Mortgage Loans occurring after the Settlement Date;

The indemnity provided in this Section 6.05 shall remain in full force and effect and shall survive the termination of this Agreement. Upon receipt of written notice of a claim covered by this indemnity, the Purchaser shall immediately assume defense of such claim at its own cost and expense, with counsel approved by the Seller and the Purchaser shall be directly responsible for the payment of all costs and expenses and any award or judgment which may become due as a result of such claims; provided, however, that the Seller at its sole option instead may assume defense of such claim and continue to be protected under this indemnity if it reasonably believes such assumption is necessary or appropriate. The Purchaser shall not be entitled to settle, compromise, decline to appeal, or otherwise dispose of any such claim without the consent or agreement of the Seller (which consent will not be unreasonably withheld or delayed).

ARTICLE VII

CLOSING CONDITIONS AND DOCUMENTS

Section 7.01. Purchaser’s Conditions.

The Purchaser’s obligation to consummate the purchase of the Servicing Rights pursuant to this Agreement is subject to the satisfaction or waiver by the Purchaser of the conditions enumerated in this Section 7.01 on or prior to Initial Certification Date. In addition, prior to the first Initial Certification Date, the Seller shall have executed and delivered or caused to have executed and delivered the Closing Documents required in Section 7.03.

(a) The Seller shall have performed in all material respects all of its covenants and agreements contained herein which are required to be performed by it on or prior to the Initial Certification Date including but not limited to compliance with applicable GNMA Requirements and FHA and VA Regulations; the Servicing Transfer Procedures; and the obligations of the Seller set forth in Article II hereof.

(b) All of the representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the date such representations and warranties are made.

(c) Prior to the execution of this Agreement, the Purchaser shall have completed a due diligence review relating to the Mortgage Loans, the GNMA Requirements and the contents of the Servicing Files and the Seller’s prior servicing activities and shall have determined in its discretion, that, among other things: (i) the books, records and accounts of the Seller with respect to the Agencies are in order, (ii) the information provided in the Mortgage Loan Schedule is true and correct, (iii) the Mortgage Loans comply with applicable laws, regulations and all GNMA Requirements; (iv) there is no missing or improper documentation; and (v) servicing is being performed in a manner consistent with the servicing that the Purchaser shall be required to perform under the GNMA Requirements. During the conduct of the Purchaser’s due diligence, the Seller shall provide access to servicing records, loan files and other Seller books and records and will cooperate with the Purchaser in completing such due diligence. In the event that (because of the flow nature of the transactions contemplated hereunder) Mortgage Loans have not yet been identified or segregated into Pools at the time such initial due diligence is performed, the Seller will make available for review a sample of other Mortgage Loans and representative Servicing Files with characteristics similar to those of the Mortgage Loans and related Servicing Files.

(d) The approval of the Purchaser of all documentation, and such other agreements and the execution thereof by the Purchaser and the Seller as may be required to effectuate the transfer of the Servicing Rights by the Seller to the Purchaser in accordance with the GNMA Requirements.

(e) The Seller’s payment of the costs of preparing and recording Assignments of Mortgages and/or preparing endorsements of Mortgage Notes, as required.

(f) The Purchaser’s determination in its discretion that the Seller has the financial ability to discharge its indemnification and repurchase obligations as set forth herein.

(g) There shall not have been commenced or, to the knowledge of either party hereto, threatened any action, suit or proceeding which is likely to materially and adversely affect the consummation of the transactions contemplated hereby.

Section 7.02. Seller’s Conditions.

The Seller’s obligation to consummate the sale of the Servicing Rights to the Purchaser pursuant to this Agreement is subject to the satisfaction or waiver by the Seller of the following conditions:

(a) The Purchaser shall have performed in all material respects all of its covenants and agreements contained herein and shall have complied with all GNMA Requirements which are required to be performed or complied with by it on or prior to the first Initial Certification Date.

(b) All of the representations and warranties of the Purchaser contained or incorporated by reference in this Agreement shall be true and correct in all material respects as of the date such representations and warranties are made.

(c) The approval of the Seller of all documentation, and such other agreements and the execution thereof by the Purchaser and the Seller as may be required to effectuate the transfer of the Servicing Rights by the Seller to the Purchaser in accordance with the GNMA Requirements.

(d) The Seller’s determination in its discretion that the Purchaser has the financial ability to discharge its indemnification obligations as set forth herein.

(e) There shall not have been commenced or, to the knowledge of either party hereto, threatened any action, suit or proceeding which is likely to materially and adversely affect the consummation of the transactions contemplated hereby.

Section 7.03. Closing Documents.

The Closing Documents shall consist of fully executed originals of the following documents:

(a) this Agreement;

(b) a copy of a corporate resolutions of the Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by an appropriate officer of the Seller together with such other certificates of incumbency and other evidences of corporate authority as Purchaser or its counsel may reasonably request;

(c) an Officer’s Certificate in the form attached hereto as Exhibit C-1, to the effect that each of the Seller’s representations and warranties made in Article V hereof are true and correct and that all of the terms, covenants and conditions of this Agreement required to be complied with and performed by the Seller at or prior to the date of the first Initial Certification Date have been duly complied with and performed in all material respects; and

(d) an Opinion of Counsel of the Seller, in the form attached as Exhibit D hereto.

Section 7.04. Closing Documents for Subsequent Settlements.

In accordance with Section 3.02, the Seller shall mail or telecopy to the Purchaser prior to each Purchase Price Payment Date, a Monthly Certification signed by an authorized officer of the Seller (either CBC, CMSI, or CBTC, binding on all CBC, CMSI or CBTC) in the form provided in Exhibit C-2, a monthly invoice provided on paper and on a data disc in a format prescribed by Purchaser, a trial balance of mortgage loans aggregated in a similar manner to the Schedule of Mortgages, Pool Documents supporting the principal balances, interest rates, net service fee, net guaranty fee, weighted average coupon and other information necessary to support Seller’s monthly invoice substantially in the format of Exhibit M.

Section 7.05. Future Covenants of the Seller.

(a) Future On-Site Due Diligence. In anticipation of the reconsideration of the pricing matrix referred to in Section 8.06, the Seller shall permit the Purchaser to perform a relevant on-site due diligence review of the Seller’s operations. In addition, upon the Purchaser’s request, the Seller shall permit the Purchaser to perform relevant on-site due diligence review of the Seller’s operations.

(b) Notice of Significant Events. During the period of this Agreement on which the Seller transfers Servicing Rights to the Purchaser, the Seller will promptly notify the Purchaser of the occurrence of any of the following:

(i) any change in the Seller’s business address and/or telephone number.

(ii) any merger, consolidation or reorganization of the Seller, or any changes in the Seller’s ownership by direct or indirect means. Indirect means include any change in ownership of 10% or more of the Seller’s direct or indirect corporate parent.

(iii) any change in the Seller’s name.

(iv) any increases in capital, alteration of debt/equity ratios, or changes in management ordered or required by a regulatory authority licensing the Seller.

(v) any significant adverse change in the Seller’s financial position.

(vi) termination of employment of senior management with a rank of Senior Vice President or higher.

(vii) entry of any court judgment or regulatory order in which the Seller is or may be required to pay a claim or claims which, in the Seller’s opinion, could have a material adverse effect on the Seller’s financial condition.

(viii) the Seller admits to committing, or is found to have committed, a material violation of any law, regulation, or order.

(ix) the initiation of any investigations of the Seller by any third party including any state or federal agency which could have a material affect on the Seller’s ability to perform its delivery, repurchase or indemnification obligations hereunder.

(c) Financial Statements. The Seller has provided the Purchaser with audited financial statements for the year ended December 31, 1997 and unaudited financial statements as of March 31, 1998, and will provide unaudited quarterly financial statements for each calendar quarter during which Servicing Rights will be transferred hereunder no later than forty-five (45) days following the end of each calendar quarter.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01. Costs.

The Seller shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys, the costs of delivery of the Servicing Files to the Purchaser, the costs of securing Agency commitment authority and the recording fees if applicable with respect to the Assignments of Mortgage to the Purchaser and

Assignments of Mortgage from the Purchaser back to the Seller in the case of broken Pools described in Section 2.03.

Section 8.02. Taxes and Insurance.

Following each Transfer Date and in accordance with the Servicing Transfer Procedures, the Seller shall promptly provide the Purchaser with all tax and insurance bills related to the Mortgage Loans as available from taxing authorities or insurance carriers.

The Seller shall reimburse the Purchaser for all late payments and expenses identified within four (4) months after the relevant Transfer Date as a result of the Purchaser’s late receipt from the Seller of such tax and insurance bills.

Section 8.03. Cooperation.

To the extent reasonably possible, the parties hereto shall cooperate with and assist each other, as requested, in carrying out the purposes of this Agreement, and they shall comply with all material laws and regulations governing the Servicing Rights and the GNMA Requirements.

Section 8.04. Protection of Confidential Information.

The Seller and Purchaser shall keep confidential and shall not divulge to any Party, without the other party’s prior written consent, the purchase price paid by the Purchaser for the Servicing Rights, any information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the divulging Party to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or as required by law.

Section 8.05. Publicity.

The Purchaser and the Seller agree that no press release or similar public announcement or communication shall be released by either party which relates to the execution or performance of this Agreement and the transactions contemplated hereby; provided, however, that no party shall be restrained, after consultation with the other party, from making such disclosure as it shall be advised by counsel is required by law or by the applicable regulations of any regulatory body or securities exchange to be made.

Section 8.06. Termination and Repricing.

The Seller’s obligation to sell Mortgage Loans, Servicing Rights and obligations to the Purchaser and the Purchaser’s obligation to purchase Mortgage Loans, Servicing Rights and obligations from the Seller under this Agreement shall terminate following the November 1998, monthly transfer of Mortgage Loans by the Seller to the Purchaser hereunder. In addition, such obligations may be terminated as follows:

At Purchaser’s option, Purchaser can immediately terminate this Agreement if Purchaser determines there has been deception, fraud, concealment, non-performance, or material misrepresentation by Seller in any of its duties, obligations, responsibilities or actions in connection with this Agreement, including, but not limited to Seller’s; (i) origination, purchase, or servicing of the Mortgage Loans, (ii) making of any representation or warranties under this Agreement; (iii) performance of its repurchase obligations under this Agreement, as described. These actions are in addition to Purchaser’s other rights and remedies under this Agreement.

At Seller’s option, Seller can immediately terminate this Agreement if Seller determines there has been deception, fraud, concealment, non-performance, or material misrepresentation by Purchaser in any of its duties, obligations, responsibilities or actions in connection with this Agreement, including, but not limited to Purchaser’s servicing of the Mortgage Loans or making of any representation or warranties under this Agreement. This action is in addition to Seller’s other rights and remedies under this Agreement.

In the event that the Purchaser in its good faith judgment makes a determination that (i) five percent (5%) or more (based on the number of Mortgage Loans) with respect to which the Servicing Rights have been delivered by the Seller to the Purchaser hereunder were characterized by defects or deficiencies which could not be reasonably cured within the cure period permitted by GNMA so as to render such Mortgage Loans subject to likely repurchase requests by GNMA, or (ii) in the discretion of the Purchaser, the Seller lacks the financial ability to discharge its indemnification and repurchase obligations set forth herein, this Agreement may be terminated by the Purchaser. Such termination shall be effective in the case of (i) or (ii), thirty (30) days after the Purchaser provides written notification to the Seller in accordance with Section 8.07, provided, however, that during such thirty (30) days period, at least 90% of the Mortgage Loans relating to the Servicing Rights transferred to the Purchaser shall not be characterized by the defects or deficiencies referred to in (i). In the case of termination by the Purchaser because the circumstances described in both (i) and (ii) are present, such termination will be effective immediately upon the Purchaser’s written notification thereof to the Seller. Notwithstanding the provisions in this paragraph, Purchaser agrees that any termination hereunder shall not be retroactive to any Sale Date that may have passed but shall apply only to any future Sale Dates.

Section 8.07. Notices.

Except as otherwise provided herein, all demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or by telex, telecopy or other written form of electronic communication, if to the Seller, to:

If to the Purchaser, to:		If to the Seller, to:

	Mr. Anthony P. Meli, Jr. First Vice President Chase Manhattan Mortgage Corp. 343 Thornall Street Edison, New Jersey 08837	Robert C. KenKnight Executive Vice President Crescent Bank & Trust Company 115 Perimeter Center Place, Suite 285 Atlanta, Georgia 30346

cc:	Steve Rotella Servicing Manager Chase Manhattan Mortgage Corporation 200 Old Wilson Bridge Road Worthington, Ohio 43085	cc:

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 8.08. Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

Section 8.09. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 8.10. Place of Delivery and Governing Law.

This Agreement shall be made in the State of New Jersey. The Agreement shall be construed in accordance with the laws of the State of New Jersey and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New Jersey, applicable to agreements made and to be performed therein except to the extent preempted by federal law.

Section 8.11. Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement (including but not limited to updates of Exhibits and Schedules to be attached hereto and incorporated herein).

Section 8.12. Intention of the Parties.

It is the intention of the parties that the Seller is selling, and the Purchaser is purchasing only the Servicing Rights to the Mortgage Loans. Accordingly, the parties hereby acknowledge that as of the relevant Delivery Date, GNMA the relevant Agency shall be the sole and absolute owner of the Mortgage Loans.

Section 8.13. Successors and Assigns; Assignment of Agreement.

This Agreement shall be unassignable by either party.

Section 8.14. Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 8.15. Exhibits.

The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 8.16. General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally Accepted Accounting Principles:

(c) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f) the term “include” or “including” shall mean by reason of enumeration.

Section 8.17. Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SCHEDULE OF EXHIBITS

FOR CONTRACT BETWEEN

CRESCENT BANKING COMPANY,

CRESCENT MORTGAGE SERVICES, INC., AND

CRESCENT BANK & TRUST COMPANY

And

CHASE MANHATTAN MORTGAGE CORPORATION

EXHIBIT NO.	ITEM	CONTRACT REFERENCE

A	Price Schedule	1.58 and 3.016

B	Mortgage Loan Characteristics	2.01, 5.03(nn), 5.03(nn)(vii)

C-1	Officer’s Certification (signed with Contract)	1.48 and 7.03(c)

C-2	Monthly Certification (signed with each Sale)	1.37, 3.02, and 7.02

D	Opinion of Counsel	1.49 and 7.03(d)

E	OMITTED

F	Servicing Transfer Procedures: Cenlar Coissue	1.63, 2.07(f), (i) and (l), 5.03(p), (q) and (ii), 7.01(a) and 8.02

G	Mortgage Loan Delivery Procedures: CLA Sub-Servicer, Bank One Custodian	1.5, 1.43, 1.61, 2.06, 2.07(e) and 2.07(l)

H	OMITTED

I	PSA Settlement Dates	1.64 and 1.67

J	EDP Magnetic Tape Record Layout	2.07(b) and 1.61

K	Warehouse Release Letter–Format	Page 13

L	Corporate Resolution	Page 35, 7.03(b)

M	Monthly Billing Format	3.02 and 7.04

EXHIBIT A

PRICING EXHIBIT

FOR

CRESCENT MORTGAGE SERVICES

EFFECTIVE FOR POOL ISSUE DATES AND SALES DATES

JUNE 1998 THROUGH NOVEMBER 1998

Monthly Coissue Sale and Transfer

MATURITY	GNMA
30 Year fixed	2.40
15 Year fixed	1.95

•	The Purchase Price will increase for excess service fee calculated at the pool level based on the following price ratios for each basis point of excess service fee or increment thereof, rounded to four decimal places (e.g., .xxxx%) The maximum monthly weighted average service fee for all GNMA pools is .69.

30 Year	5:1
15 Year	4:1

Purchase Price Adjustments:

•	$69/loan will be charged for “life of loan” TransAmerica Tax Contracts, if applicable

•	$9/loan will be charged for FDSI Flood Contracts, if applicable

•	A set up fee of $5.00 per loan.

Initials Seller       /s/    Illegible

Initials Purchaser /s/    Illegible

EXHIBIT B

CRESCENT MORTGAGE COMPANY

MORTGAGE LOAN CHARACTERISTICS

Monthly Sales and Transfers	$15 miflion-$20 million

Total Contract (6 months)	$90 million-$120 million

Re-Pricing	Six Months

Type of Servicing	GNMA

Maximum Weighted Average Net Servicing Fee:	0.69%

Maximum Interest Rate:	8.0%-30 year, 7.5% 15 year

State/Geo Breakdown:	AL 18%, GA 74%, NC 8%, SC 10%, TN 10%

Minimum Average Loan Balance	$86,490

Term:	30 Yr Fixed 90% 15 Yr Fixed 10%

Weighted Average Escrow	1% (as a percentage of principal balance for escrowed loans) 100% of the mortgage loans are accompanied by an escrow for taxes and insurance.

Age of Loans:	≤ 60 days of each Sale Date; 5% may be beyond 60 days

Property Types:	Minimum 97% single family Maximum 10% condominium and PUD combined Maximum 3% 2-4; Maximum 1% 3-4 family

Owner Occupancy:	100%

Buydowns and Interest Rate Subsidies:	<10% of the number of loans delivered

Third Party Loans:	100% Maximum

*	All percent limitations are expressed as a percentage of the principal balance of the loan servicing purchased and delivered unless expressed otherwise in this Agreement.

IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

CHASE MANHATTAN MORTGAGE CORPORATION (Purchaser)

By:	/s/ ANTHONY P. MELI, JR.	Attest:	/s/ ILLEGIBLE

Name:	Anthony P. Meli, Jr.
Title:	First Vice President

CRESCENT BANKING COMPANY (Seller)

By:	/s/ J. DONALD BOGGUS, JR.	Attest:	/s/ ILLEGIBLE

Name:	J. Donald Boggus, Jr.
Title:	President & CEO

CRESCENT MORTGAGE SERVICES (Seller)

By:	/s/ ILLEGIBLE	Attest:	/s/ ILLEGIBLE

Name:	Illegible
Title:	A.V.P.

CRESCENT BANK & TRUST COMPANY (Seller)

By:	/s/ ROBERT C. KENKNIGHT	Attest:	/s/ ILLEGIBLE

Name:	Robert C. KenKnight
Title:	Exec. V.P.

EXHIBIT C-l

OFFICER’S CERTIFICATE

I,                             a duly authorized officer of                              (the Seller”) under the Agreement for the Purchase of Servicing dated as of                                     , 1996 between Chase Manhattan Mortgage Corporation (the” Purchaser”) and the Seller hereby certify to the Purchaser pursuant to the Agreement that:

1. The Seller has complied in all material respects with all provisions of the Agreement, Agency Requirements, and the Servicing Transfer Procedures (except to the extent later compliance is expressly authorized therein) applicable to Seller.

2. All Seller’s representations and warranties included in Sections 5.02 and 5.03 of the Agreement are true and correct in all materiel respects as of the date hereof and the Sale Date.

3. Without limiting the generality of the foregoing and as of the Sale Date and the date hereof (i) the Mortgage Loans Schedules delivered to GNMA and FHA were and are true, correct and complete, and (ii) the Servicing Rights were not and are not subject to any lien, pledge or other encumbrance.

4. The Seller’s accounting method with respect to the service fees associated with the Servicing Rights sold under the Agreement conforms to the ”Safe Harbor” provisions of Revenue Ruling 91-46. This is in effect and will continue to remain in effect for the Servicing Rights delivered under the Agreement.

5. There has been no material adverse change in the Seller’s financial conditions since the date of the Seller’s most recent financial Statements delivered to the Purchaser which would affect the Seller’s ability to perform all of its obligations under the Agreement.

IN WITNESS WHEREOF, the undersigned has set his hand hereunto this ___ day of ______________, 1996.

By:

Title:

EXHIBIT C-2

MONTHLY CERTIFICATE

I _________________ a duly authorized officer of ___________________ (the Seller”) under the Agreement for the Purchase of GNMA Servicing dated as of ______________, 199_ between Chase Manhattan Mortgage Corporation (the” Purchaser”) and the Seller hereby certify to the Purchaser pursuant to the Agreement on the Sale Date schedule for ______________, 199_ with respect to all Servicing Rights transferred to the Purchaser pursuant to the Agreement for which payment is due to the Seller on the Purchase Price Date for:

1. The Seller has complied in all material respects with all provisions of the Agreement, the Servicing Transfer Procedures (except to the extent later compliance is expressly authorized therein) applicable to Seller.

2. All Seller’s representations and warranties included in Sections 5.02 and 5.03 of the Agreement are true and correct in all materiel respects as of the date hereof and the Sale Date.

3. Without limiting the generality of the foregoing and as of the Sale Date and the date hereof (i) the Mortgage Loans Schedules delivered to GNMA, FHA and VA were and are true, correct and complete, and (ii) the Servicing Rights were not and are not subject to any lien, pledge or other encumbrance.

4. The Seller’s accounting method with respect to the service fees associated with the Servicing Rights sold under the Agreement conforms to the “Safe Harbor” provisions of Revenue Ruling 91-46. This is in effect and will continue to remain in effect for the Servicing Rights delivered under the Agreement.

5. There has been no material adverse change in the Seller’s financial conditions since the date of the Seller’s most recent financial Statements delivered to the Purchaser which would affect the Seller’s ability to perform all of its obligations under the Agreement.

IN WITNESS WHEREOF, the undersigned has set his hand hereunto this ___ day of ______________, 1996.

By:

Title:

EXHIBIT D

OPINION OF COUNSEL

                                                 ,199

Dear Sir or Madam,

I am General Counsel to                                     , a                                      corporation (“Seller”) and in such capacity am familiar with the Agreement for the Purchase of GNMA Servicing dated as of June, 1998,                                      between Chase Manhattan Mortgage Corporation (“Purchaser”) and Crescent Banking Company, Crescent Mortgage Services, and Crescent Bank & Trust Company, the Seller (hereinafter referred to as the “Agreement”).

In that connection, I have been provided with the originals or copies authenticated or certified to my satisfaction, of records of the Seller, of communications and certificates of public officials and the officers of the Seller, and upon such other documents, and have made such other examination and investigations, as I have deemed necessary as a basis for the opinions hereinafter expressed. As to certain matters of fact of which I have no independent knowledge, I have also relied upon representations and certificates of public officials and officers and other representatives of the Seller, as well as resolutions adopted by the Board of Directors and officers of the Seller.

I have assumed the genuineness of all signatures and the certifications of all documents submitted to me as originals and conformity to original documents of all documents submitted to me as copies hereof. For the purposes of this opinion, I have assumed that you have all requisite power and authority and have taken all necessary corporate actions to execute and deliver the Agreement to effect the transactions contemplated thereby.

This opinion is rendered pursuant to Section 6.03 of each of the Agreements. Capitalized terms used herein have the meanings given them in the Agreements.

Based on the foregoing, it is my opinion that:

1. Seller is a corporation duly organized and validly existing in good standing under the laws of the State of Georgia;

2. Seller has all requisite corporate power and authority to execute and enter into the Agreements and to perform the obligations required of Seller thereunder and under the other documents, instruments and agreements referred to therein or required to be executed by Seller pursuant thereto. The execution and delivery of the Agreements and all other documents, instruments and agreements to be executed and delivered by Seller pursuant thereto, and the consummation of the transactions contemplated thereby, have each been duly validly authorized by all necessary corporate action of the Seller. Assuming due authorization, execution and delivery of the Agreements by the Purchaser, the Agreements constitute the legal, valid and binding agreements of the Seller enforceable i accordance with their respective terms except that the enforceability thereof (i) may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of enforceability is considered in a proceeding in equity or at law.

3. The execution, delivery and performance of the Agreements by Seller, it compliance with the terms thereof and consummation of the transactions contemplated thereby in accordance with the terms thereof will not violate, conflict with, result in a breach of, give rise to any right of termination, cancellation or acceleration, constitute a default under, by prohibited by or require any approval under (i) Seller’s certificate of incorporation or by-laws, (ii) any material instrument or agreement to which Seller is a party or by which Seller is bound or which affects the servicing performed by Seller, or (iii) any law, rule, regulation, ordinance, order, injunction or decree applicable to Seller or to the servicing performed by Seller.

4. The Servicing Rights are free and clear of all liens, claims, security interests and encumbrances.

Very truly yours,

EXHIBIT E

OMITTED

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EXHIBIT F

SERVICING TRANSFER PROCEDURES

CONCURRENT DELIVERY

CENLAR LOAN ADMINISTRATION

Change Notices	Central Loan Administration and Reporting Its successors and/or Assigns P.O. Box 77411 Trenton, NJ 08628

Goodbye Letter

The goodbye letter should reflect a statement that Central Loan Administration will provide payment coupons, provide address for mailing payments, and provide a toll free telephone number.

Address Until Coupons are Received:

Central Loan Administration & Reporting

P. O. Box 77413

Trenton, New Jersey 08628

Customer Service Telephone Number	1-800-223-6527

Correspondence Address	Central Loan Administration & Reporting P. O. Box 77404 Trenton, New Jersey 08628

Key Contact	Lori Pinto Telephone: 609: 883-3900 (ext. 2147) Fax: 609: 538-4009

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EXHIBIT F

SERVICING TRANSFER PROCEDURES

CONCURRENT DELIVERY

GENERAL SERVICING REQUIREMENTS AT TIME OF MONTHLY TRANSFER TO CMMC

GENERAL REQUIREMENTS

A.	SELLERS SIGNED CERTIFICATION

Seller confirms that with each and every servicing transfer that the representations and warranties made in the Purchase and Sale Agreement between the Seller and the Purchaser are in effect as of the Sale Date.

B.	PRINT OUTS OF LOAN DATA

Sufficient data is provided in the monthly transfer to enable Purchaser to prepare reports containing the following information:

•	Loan Number

•	Original loan amount

•	Term of loan

•	Maturity date

•	First payment due date

•	P&I payment

•	Name and mailing address

•	Property address

•	Escrow amount

•	Total payment

•	Unpaid principal balance

•	Escrow balance

•	Next payment due

•	Social security number

•	Interest rate

•	Service fee rate

•	Type loan

2

C.	RECONCILIATION REPORTS

Seller will provide sufficient information to enable Purchaser to prepare the following reports:

•	Trial balance as of cut-off date, one sort by CMMC Number, one sort by investor, then Pool Number.

•	Current suspense trial balance

•	Trial balance on delinquent loans

•	Trial balance on buydown loans

•	Prepaid loans report as of cutoff date

•	Curtailment collection reports as of cutoff date

•	Loans paid in full

D.	CROSS REFERENCE REPORTS

Seller will provide sufficient information to enable Purchaser to prepare the following reports:

•	Payee codes cross-reference, taxes, hazard insurance, PMI

•	State code cross reference

•	Seller loan number, Chase loan number, and Insurer loan number cross reference.

E.	WIRE TRANSFER OF FUNDS FROM SELLER TO CMMC

Seller will provide funds for escrows, buydowns, and all items related to the mortgage loans:

•	no latter than the 27th day of the month.

F.	REPORTS AND/OR RECORDS FOR EACH LOAN

Seller will provide sufficient information to enable Purchaser to prepare the following reports:

•	Interest on Escrow:

1.	List of non-escrow loans with escrow balances and a list of non-escrow loans with escrow payments.

2.	Seller certifies that all 1099 forms have been prepared and have been, or will be, mailed reflecting interest on escrow paid to borrowers for the period of January through the Transfer Date.

3

•	Information required on buydown loans:

1.	Remaining buydown funds with a detailed listing, by loan number.

G.	INVESTOR REPORTING

•	GNMA: Reports and Files Required:

Complete original GNMA pool files should include:

•	11705’s

•	11706’s

•	MBS Security Information Required (GNMA I only):

1.	Listing of current security holders to include name, address, tax identification number, and pro-rata share.

2.	Transfer advices.

•	FNMA MBS and FNMA Whole Loans: Reports and Files Required:

Complete original FNMA pool files to include:

•	2005’s

•	Reconciliation of pool principal balance to security balances

•	Trial balance as of cutoff

•	Prepaid and Delinquent Loans reports as of cutoff

•	Curtailment collection reports as of cutoff

•	FHLMC: Reports and Files Required:

1.	Copies of original Funding Reports (forms 15 and 15 A)

2.	Trial Balance

3.	Prepaid and Delinquent Loans Reports

4.	Curtailment Collection Report

5.	Loans paid in full

H.	TAX

•	Seller will provide data sufficient to enable Purchaser to prepare the following Reports and Records:

•	Listing of all overdue taxes and/or assessments as of transfer date

•	Provide tape to tax service providing legal descriptions and tax/parcel ID numbers

•	Verification of transfer notification to tax service, if applicable

•	List of loans missing contract number

•	Provide reverse/adds tape, if applicable to TransAmerica

4

I.	HAZARD INSURANCE

•	Seller will provide current insurance policies included in each Servicing Loan File as applicable:

1.	homeowner’s or fire and extended coverage policy

2.	flood insurance policy

3.	catastrophe policies

4.	boiler insurance policy

5.	PMI policy

6.	All other policies, correspondence, or information applicable

J.	LOSS DRAFTS

•	Seller has provided sufficient data to Purchaser to enable the preparation of the following reports:

1.	Listing of all loans having a loss draft pending

2.	Loss draft files for each loan which contains for the following information:

•	Date of loss

•	Cause of loss

•	Amount of loss

•	Amount of insurance proceeds received to date

•	Amount of insurance proceeds released to customer to date

•	Number of outstanding claims and total dollar amount of claim dollars held

•	Information received from contractors or record of conversation with contractors Correspondent from and/or record of conversation with borrowers and insurance companies

•	Status report on repairs

•	Inspection reports, if any

•	Report on receipt of future proceeds, if expected

•	Record of any special consideration agreed upon with customer prior to transfer

•	Check payable to Chase Manhattan Mortgage Corporation representing monies in a restricted field for loss drafts with a detailed listing by loan number, showing how the funds are to be applied

K.	MIP/PMI

Certification that a Notice of Change of Servicer has been made to Mortgage Insurer (PMI) (FHA) (VA).

L.	BORROWER NOTIFICATION OF TRANSFER

1.	Good-bye Letter (Seller’s Good-bye letters must be approved by Purchaser).

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SERVICING TRANSFER PROCEDURES

VALIDATING REQUIREMENTS AT TIME OF

TESTING PRELIMINARY DATA PRIOR TO TRANSFER

CONCURRENT DELIVERY

INFORMATION REQUIRED ON BUYDOWN LOANS

•	Listing of all buydown loans included in transfer; listing/printout should include:

•	Original loan amount

•	First payment due date

•	Remaining buydown funds

•	Date next payment is due

•	Total P&I payment

•	Homeowner’s current P&I payment amount

•	Current subsidized payment amount & next subsidy amount

•	Total current payment including escrow

•	Next subsidy charge date

INFORMATION REQUIRED ON ARM LOANS (IF APPLICABLE)

List of all ARM Plans or Basis Codes with full explanation of all adjustment related parameters for each. This should include, but not be limited to, the look back period, frequency of rate change, frequency of rate change, frequency of payment change, change caps, floor/maximum decrease, ceiling/maximum increase, and change calculation routine. Also, include first change limitations if different than that of other change parameters.

TAX INFORMATION

•	Payee listing indicating the following for each payee:

•	Name

•	Address

•	Due dates

•	Term

•	Type

1)	Multi-parcel listing by loan

2)	Definitions for tax types and/or flags (example: County=312)

3)	List of co-op loans

4)	Information concerning existing tax service

6

HAZARD INSURANCE INFORMATION

•	The following information is needed for escrow detail:

1)	Payee (agent or carrier)

2)	Policy expiration date

3)	Coverage amount (not applicable for FHA/PMI records)

4)	Last premium paid for FHA or PMI policies

•	Binders/Force Placed Coverage - Hazard/Flood:

1)	Name and phone number of Force Placed Carrier

2)	Information on when, or if, the policies will be canceled by the carrier

•	Flood Determination carrier:

1)	Name and phone number of flood determination company

MIP/PMI INFORMATION

•	Information Required on MIP/PMI:

1)	Method of MIP payment

2)	Next premium due

3)	MIP year to date amount paid for each loan

4)	Identify monthly payment plans (up front or yearly)

5)	Amount of annual premium

6)	FHA case number and section of the Act, ADP code

7)	Last remit date

8)	Monthly MIP escrow amount

9)	Original appraised property value

10)	PMI information to be provided:

•	Seller’s ID number

•	Certificate number

•	PMI Carrier

•	Maturity date of loan

•	Original loan amount

•	Amount of annual premium or monthly premium

•	PMI rate

•	Current month due

•	Date PMI was last paid

•	Original appraised value

•	List of PMI carriers and definition of PMI codes

7

CRESCENT MORTGAGE

EXHIBIT G (CLA)

Servicing Loan File Delivery Procedures: Co-Issue

CENLAR LOAN ADMINISTRATION (CLA) AS SUB-SERVICER

1)	Loan Servicing Files Must Be Delivered To CLA Prior to Funding

Files must be delivered by the Transfer Date, but no later than the end of the month. Chase cannot fund without confirmation of the delivery of loan servicing files.

2)	Deliver loan servicing files to:

Cenlar Loan Administration, 425 Phillips Blvd., Trenton,NJ 08618

Attn: Donna Lynch; Telephone (609) 883-3900

Supplemental Filing:

Cenlar Loan Administration, 425 Phillips Blvd., Trenton,NJ 08618

Attn: Donna Lynch; Telephone (609) 883-3900

(Include a transmittal cover sheet and Chase’s 10-digit loan number)

3)	Servicing File Format

Labels:	Last Name, First Name Address, City/State/Zip	Chase’s 10 digit loan number

File Format:	Integrity File Control Form (form provided by Chase) Copies of documents listed on the Integrity File Control Form Copies of closing documents Credit/Underwriting File Application Package

4)	Final Documentation

Recorded Mortgages/Deeds of Trust, Title Insurance Policy, Recorded Assignments, Mortgage Insurance Certificationes identified with Chase’s 10 digit loan number and pool number and Seller’s Loan Number: include transmittal cover sheet for return receipt.

Chase Manhattan Mortgage Corporation

1500 North 19th Street

Monroe, Louisiana 71201

Attn: Post Production Services - Third Floor, South

Final Document Receipt, Research & Resolution

T. J. Cox         (318) 329-1528 phone

    (318) 340-3578 fax

October 15, 1997

CRESCENT MORTGAGE

EXHIBIT G

CUSTODIAL FILE DELIVERY REQUIREMENTS : CO-ISSUE

5)	Delivery Custodial Files to Chase’s Custodian, Bank One

File delivery must occur by the Transfer Date, but no later than the Funding Date.

Bank One Trust Company, N.A.	Contact: Dustie Heisler	Custodian No.
1040 Oliver Road	(318) 388-4156 phone	GNMA	131
Monroe, Louisiana 71201	(310) 323-4369 fax	FHLMC	1000153
Attn: Initial Certification Department (or Recertification Department)		FNMA	20000256647

Package files in pool number order with Chase Loan Number and Correspondent Seller Loan Number on Folder Tab Label.

Contents:

Original Note and riders (endorsed from Seller to Chase Manhattan Mortgage Corporation)

Required Assignments of Mortgage/Deed of Trust

Original Allonge/Endorsement from 3rd party to Seller, if applicable

Power of Attorney, if applicable

Name Affidavit, if applicable

Pool Documents (FHLMC 996/1034/15A; HUD 1706/1711A/1711B; FNMA 2005)

GNMA/FNMA/FHLMC Approval of Transfer

Initial Certification from Seller’s Custodian, if applicable

Chase 10 Digit Loan Number and Pool Number Shown on Each Folder Tab Label

Assignment Agreement

Manual Set-Up Requirements

6)	In addition to the above, a Data Input Sheet, a copy of the Integrity File Control Form along with copies of the documents listed on the Integrity File Control Form must be received no later than the 15th day of the month of Transfer. Send to:

Cenlar Loan Administration

425 Phillips Blvd., Trenton, New Jersey 08618

Label	Last Name, First Name Chase 10 digit ID Number
Addresss, City, State, Zip Seller Name

October 15, 1997

EXHIBIT H

OMITTED

[GRAPHIC]

RECORD LAYOUT FOR COISSUE ACQUISITIONS ONLY

POSITIONS	FIELD NAME	FORMAT	DESCRIPTION

LAYOUT FOR 021-1 RECORD - BASIC LOAN INFORMATION

1-3	TRAN CODE	3 POS NUM	‘021’

4	BLANK	1 POS ALPHA	BLANK

5	COMPANY #	1 POS NUM	ALWAYS “1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED; WILL BE AN 8 POSITION NUMBER WITH NO CHECK DIGIT

14	SUB CODE	1 POS NUM	‘1’

15-17	BRANCH #	3 POS NUM	HARD CODE FROM LOAN # - 1ST 3 POS

18-22	INVESTOR #	5 POS NUM	TO BE ASSIGNED; WILL BE A 5 DIGIT NUMBER

50600 - GNMA I 50604 - FNMA CASH

50601 - FNMA MBS 50605 - FNMA EXPRESS

50602 - GNMA II

50603 - FHLMC

23-33	ACCOUNT #	11 POS NUM	THIRD PARTY INVESTOR LOAN NUMBER (FOR FNMA , GNMA OR FHLMC). IF GNMA ,DEFAULT TO CHASE LOAN NUMBER.

34	TYPE	1 POS ALPHA	‘C’ - CONVENTIONAL, ‘F’ - FHA, ‘V’ - VA

35-41	INTEREST RATE {CURRENT}	7 POS NUM	11.375% = ‘1137500’

42-48	SERVICE FEE RATE	7 POS NUM	GROSS SERVICE FEE, DEFINED AS THE LOAN’S NOTE RATE MINUS THE POOL’S REQUIRED

PASS THROUGH RATE; .25% = 0025000

INCLUDES EXCESS SERVICE FEE AND GUARANTEE FEE.

49	BLANK	1 POS ALPHA	BLANK

50	DIVISION CODE	1 POS ALPHA	HARDCODE “Q” FOR BULK, CO ISSUE, “A” FOR AOT, “R” FOR RETAIL

51-55	PMI RENEWAL RATE	5 POS NUM	EXPRESSED AS AN IMPLIED DECIMAL; 0.39% = ‘00390’

56	SERV FEE CODE	1 POS ALPHA	BLANK FILL

57	LATE CHARGE CODE	1 POS NUM	DETERMINES HOW LATE CHARGES ARE CALCULATED:

1 - P&I + T&I; 2 - TOTAL PAYMENT (INCLUDES OPTIONAL INSURANCE, ETC); 3 - P&I ONLY

58-62	LATE CHARGE FEE	5 POS NUM	LATE CHARGE PERCENTAGE; 5% = 05000. CAN BE DIFFERENT FOR EVERY LOAN - FOLLOWS

NOTE

63-68	CLOSING DATE	6 POS NUM	MMDDYY FORMAT

69-72	MATURITY DATE	4 POS NUM	MMYY FORMAT

73-81	ORIGINAL BALANCE	9 POS NUM	ORIGINAL LOAN AMOUNT, NO CENTS

82-83	LOCATION CODE STATE	2 POS NUM	SEE LOCATION CODE STATE LIST

84-86	LOCATION CODE-COUNTY	3 POS NUM	CODE FROM TAX PAYEE FILE

87-90	LOCATION CODE-MUNIC.	4 POS NUM	CODE FROM TAX PAYEE FILE; UNINCORPORATED AREAS OF COUNTY USE “0000”.

91-93	TERM IN MONTHS	3 POS NUM	LOAN TERM

94-100	ANNUAL PERCENT RATE	7 POS NUM	APR EXPRESSED AS DECIMAL: 11.375% = ‘1137500’; MUST BE ORIGINAL APR

101	PMI/MIP STATUS	1 POS ALPHA	SEE MIP/PMI TABLE TO DETERMINE STATUS

‘P’ IF BORROWER PAYS PREMIUMS HIMSELF OR IF PAID AT CLOSING

102	PMI/MIP TERM	1 POS NUM	IF PMI OR MIP, ‘1’, OTHERWISE ‘0’

103	PMI/MIP CYCLE	1 POS ALPHA	IF PMI OR MIP, ‘A’ FOR ANNUAL, ‘M’ FOR MONTHLY OTHERWISE BLANK

104-105	PMI/MIP CALC TYPE	2 POS NUM	SEE TABLE FOR CALC TYPE CODES

106-109	PMI/MIP EXPIRATION DATE	4 POS NUM	MMYY FORMAT

110-113	PMI/MIP NEXT DUE DATE	4 POS NUM	NEXT DISBURSEMENT DATE - MMYY FORMAT, NO SLASHES. PROVIDE TRUE DUE DATE.

114-128	PMI POLICY #, FHA CASE NUMBER, VA “LH” NUMBER	15 POS ALPHA	CERTIFICATE #; LEFT JUSTIFIED

TAPE NOTES: PLEASE PROVIDE UNLABELED TAPE; SPECIFY EBCDIC OR ASCII, DENSITY AND BLOCKING FACTOR.

BLOCK TAPE 128X100

PLEASE SORT RECORDS AS FOLLOWS: 021 RECORDS FOR EACH LOAN IN ORDER, THEN GROUP ALL 026, 050, 060, 070, 080,090, 093, RECORDS TOGETHER,SORTED BY LOAN NUMBER WITHIN EACH GROUP.

IF NO DATA IS AVAILABLE FOR INDIVIDUAL ELEMENTS, ZERO FILL NUMERIC FIELDS, BLANK FILL ALPHA FIELDS.

ALPHA (ALPHA/NUMERIC) FIELDS MAY CONTAIN NUMBERS OR LETTERS.

1

RECORD LAYOUT FOR BULK ACQUISITIONS ONLY

POSITIONS	FIELD NAME	FORMAT	DESCRIPTION

LAYOUT FOR 021-2 RECORD - BASIC LOAN INFORMATION

1-3	TRAN CODE	3 POS NUM	‘021’

4	BLANK	1 POS ALPHA	BLANK

5	COMPANY #	1 POS ALPHA	ALWAYS “1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14	SUB CODE	1 POS NUM	‘2’

15	BLANK	1 POS ALPHA	BLANK

16-41	BLANK	26 POS ALPHA	BLANK

42-50	SELLING PRICE	9 POS NUM	LESSER OF SALES PRICE OR APPRAISED VALUE, NO CENTS. USED FOR LTV CALCULATION (REQ’D FOR CONVENTIONAL)

51-55	BLANK	5 POS ALPHA	BLANK

56-59	PAID THRU DATE	4 POS NUM	INTEREST PAID THROUGH DATE - MMYY FORMAT

60-63	SMSA #	4 POS NUM	SMSA #; STANDARD CENSUS CODE

64-70	CENSUS TRACT #	7 POS NUM	CENSUS TRACT #; STANDARD CENSUS CODE

71-74	CENSUS COUNTY CODE	4 POS NUM	STANDARD CENSUS CODE

75-83	ASSESSED VALUE	9 POS NUM	FROM OUR APPRAISED VALUE; WITH CENTS

84	BLANK	1 POS ALPHA	BLANK

85	TYPE OF DWELLING	1 POS ALPHA	SEE TABLE FOR DWELLING TYPE

86-94	SOCIAL SECURITY	9 POS NUM	BORROWER #1, NO HYPHENS

95	BLANK	1 POS ALPHA	BLANK

96	GPM CODE	1 POS NUM	PLAN TYPE IN YEARS, I.E. 1 YEAR GPM = “1”

97-100	GPM NEXT EFFECTIVE DATE	4 POS NUM	MMYY FORMAT/FIRST YEAR ANNIVERSARY DUE DATE OF GPM

101-110	HOME TELEPHONE #	10 POS NUM	NO HYPHENS OR PARANTHESES NEEDED (AREA CODE/EXCHANGE/NUMBER FORMAT)

111-113	BLANK	3 POS ALPHA	BLANK

1 14	TYPE ACCRUAL	1 POS ALPHA	‘1’-FIXED RATE, ‘A’-BUYDOWN, ‘V’-ARM, ‘2’-GPM (REQUIRED FIELD)

115	PAYS OWN INSURANCE	1 POS ALPHA	IF PAYS OWN HAZARD/FLOOD INSURANCE ‘P’, OTHERWISE BLANK

116-121	DATE FIRST PAYMENTDD	6 POS NUM	TRUE FIRST PAYMENT DUE DATE-MMDDYY FORMAT

122	BUYDOWN PLAN	1 POS NUM	ALWAYS “0”

123	BUYDOWN PLAN	1 POS NUM	EQUAL TO NUMBER OF YEARS IN BUYDOWN PLAN, 1, 2, 3 ETC.

124-125	PMI/MIP COMPANY NUMBER	2 POS NUM	SEE ATTACHED LIST FOR PMI COMPANIES

126-127	ARM TYPE	2 POS NUM	ARM TYPE CODE TO BE ASSIGNED AT PURCHASE IF ARM; BLANK IF FIXED RATE

128	AMORTIZATION CALC TYPE	1 POS NUM	“2” IF NORMAL AMORTIZATION (NOT NEGATIVE)

2

RECORD LAYOUT FOR BULK ACQUISITIONS ONLY

POSITIONS	FIELD NAME	FORMAT	DESCRIPTION

LAYOUT FOR 021-3 RECORD - BASIC LOAN INFORMATION

1-3	TRAN CODE	3 POS NUM	‘021’

4	BLANK	1 POS ALPHA	BLANK

5	COMPANY #	1 POS NUM	ALWAYS “1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14	SUB CODE	1 POS NUM	‘3’

15-16	BLANK	2 POS ALPHA	BLANK

17-27	PRINCIPAL BALANCE	11 POS NUM	CURRENT PRINCIPAL BALANCE WITH CENTS, NO DECIMAL POINT

28-36	ESCROW BALANCE	9 POS NUM	BALANCE WITH CENTS, NO DECIMAL POINT

IF NEGATIVE INSERT APPLICABLE ALPA CHARACTER FOR DIGIT TRANSLATION: 1=J 2 = K 3 = L 4 = M 5 = N 6 = 0 7 = P 8 = Q 9 = R 0 = }

37-57	BLANK	21 POS ALPHA	BLANK

58-64	LOSS DRAFT BALANCE	7 POS NUM	BALANCE WITH CENTS (INSURANCE CLAIM BALANCE FOR DAMAGES); NO DECIMAL POINT

65-71	PARTIAL PAYMENT BALANCE (SUSPENSE BALANCE)	7 POS NUM	BALANCE WITH CENTS (SUSPENSE OR UNAPPLIED FUNDS); NO DECIMAL POINT

72-78	INDIVIDUAL BUYDOWN BALANCE	7 POS NUM	BORROWER’S MONTHLY INSTALLMENT FOR BUYDOWN LOAN, NOT APPLIED TO PAYMENT YET (PREPAID LOANS); WITH CENTS; NO DECIMAL POINT

79-85	ASSISTANCE BUYDOWN BALANCE	7 POS NUM	UNAPPLIED BUYDOWN ASSISTANCE (DELINQUENT LOANS, WAITING FOR BORROWER PORTION TO MAKE PAYMENT) WITH CENTS; NO DECIMAL POINT

86-94	BUYDOWN BALANCE	9 POS NUM	REMAINING BUYDOWN FUNDS (FOR FUTURE INSTALLMENTS) WITH CENTS; NO DECIMAL POINT

95-100	FUNDING DATE	6 POS NUM	MMDDYY FORMAT; REQUIRED ON FLOW PURCHASE

101-107	BLANK	7 POS ALPHA	BLANK

108-114	BUYDOWN PAYMENT	7 POS NUM	1ST YEAR MONTHLY SUBSIDY AMOUNT WITH CENTS; NO DECIMAL POINT (YEARS 4-10 SEE LAYOUT 021-6); ZERO IF NOT A BUYDOWN

115-121	BUYDOWN PAYMENT	7 POS NUM	2ND YEAR MONTHLY SUBSIDY AMOUNT WITH CENTS; NO DECIMAL POINT

122-128	BUYDOWN PAYMENT	7 POS NUM	3RD YEAR MONTHLY SUBSIDY AMOUNT WITH CENTS; NO DECIMAL POINT

3

RECORD LAYOUT FOR BULK ACQUISITIONS ONLY

POSITIONS	FIELD NAME	FORMAT	DESCRIPTION

LAYOUT FOR 021-4 RECORD - BASIC LOAN INFORMATION

1-3	TRAN CODE	3 POS NUM	‘021’

4	BLANK	1 POS ALPHA	BLANK

5	COMPANY #	1 POS NUM	ALWAYS “1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14	SUB CODE	1 POS NUM	‘4’

15	BUYDOWN FLAG	1 POS ALPHA	“G” LENDER PAID SUBSIDY, “B” TEMPORARY BUYDOWN, BLANK IF NONBUYDOWN

16	BALLOON FLAG	1 POS ALPHA	“1 “ IF BALLOON LOAN, “BLANK” IF NON-BALLOON

17-19	BALLOON ARM CALL MONTHS	3 POS NUM	NUMBER OF MONTHS FROM CLOSING TO BALLOON DATE

20-59	NAME 1	40 POS ALPHA	LAST NAME, COURTESY TITLE (JR, SR, ETC.), FIRST NAME, MIDDLE INITIAL; LEFT JUSTIFIED- NO PUNCTUATION OR LOWER CASE

60-99	NAME 2	40 POS ALPHA	LAST NAME, COURTESY TITLE (JR, SR, ETC.), FIRST NAME, MIDDLE INITIAL; LEFT JUSTIFIED- NO PUNCTUATION OR LOWER CASE

100-106	PROPERTY/MAILING HOUSE NUMBER	7 POS ALPHA	LEFT JUSTIFY, BLANK FILL TO END. IF MAILING AND PROPERTY ARE DIFFERENT, USE MAILING ADDRESS HERE AND GENERATE ‘060’ RECORD

107-128	PROPERTY/MAILING STREET	22 POS ALPHA	LEFT JUSTIFY, BLANK FILL TO END. IF MAILING AND PROPERTY ARE DIFFERENT, USE MAILING ADDRESS HERE AND GENERATE ‘060’ RECORD

LAYOUT FOR 021-5 RECORD - BASIC LOAN INFORMATION

1-3	TRAN CODE	3 POS NUM	‘021’

4	BLANK	1 POS ALPHA	BLANK

5	COMPANY #	1 POS NUM	ALWAYS “1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14	SUB CODE	1 POS NUM	‘5’

15-21	BLANK	7 POS ALPHA	BLANK

22-41	CITY	20 POS ALPHA	MAILING ADDRESS

42-43	STATE	2 POS ALPHA	MAILING ADDRESS - STANDARD STATE POSTAL CODE ABBREVIATION

44-48	ZIP CODE	5 POS NUM	MAILING ADDRESS ZIP CODE PER POSTAL SERVICE

49-52	BLANK	4 POS ALPHA	BLANK

53-56	ARM CHANGE DATE	4 POS NUM	NEXT RATE CHANGE - MMYY FORMAT, IF APPLICABLE, ELSE ZERO FILL

57-58	GPM # OF YEARS	2 POS NUM	NUMBER OF YEARS IN GPM PLAN IF APPLICABLE, OTHERWISE ZERO FILL

59-65	GPM PAYMENT	7 POS NUM	MONTHLY GPM PAYMENT YR 1; WITH CENTS, NO DECIMAL POINT

66-72	GPM PAYMENT	7 POS NUM	MONTHLY GPM PAYMENT YR 2; WITH CENTS, NO DECIMAL POINT

73-79	GPM PAYMENT	7 POS NUM	MONTHLY GPM PAYMENT YR 3; WITH CENTS, NO DECIMAL POINT

80-86	GPM PAYMENT	7 POS NUM	MONTHLY GPM PAYMENT YR 4; WITH CENTS, NO DECIMAL POINT

87-93	GPM PAYMENT	7 POS NUM	MONTHLY GPM PAYMENT YR 5; WITH CENTS, NO DECIMAL POINT

94-100	GPM PAYMENT	7 POS NUM	MONTHLY GPM PAYMENT YR 6; WITH CENTS, NO DECIMAL POINT

101-107	GPM PAYMENT	7 POS NUM	MONTHLY GPM PAYMENT YR 7; WITH CENTS, NO DECIMAL POINT

108-114	GPM PAYMENT	7 POS NUM	MONTHLY GPM PAYMENT YR 8; WITH CENTS, NO DECIMAL POINT

115-121	GPM PAYMENT	7 POS NUM	MONTHLY GPM PAYMENT YR 9; WITH CENTS, NO DECIMAL POINT

122-128	GPM PAYMENT	7 POS NUM	MONTHLY GPM PAYMENT YR 10; WITH CENTS, NO DECIMAL POINT

4

RECORD LAYOUT FOR BULK ACQUISITIONS ONLY

POSITIONS	FIELD NAME	FORMAT	DESCRIPTION

LAYOUT FOR 021-6 RECORD - BASIC LOAN INFORMATION

1-3	TRAN CODE	3 POS NUM	‘021’

4	BLANK	1 POS ALPHA	BLANK

5	COMPANY #	1 POS NUM	ALWAYS “1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14	SUB CODE	1 POS NUM	‘6’

15-19	BLANK	5 POS ALPHA	BLANK

20	TAX TYPE	1 POS ALPHA	If Monthly Escrow Tax 1 and Tax 2 = 0 (021-7) then move B , else move C.

21-23	BLANK	3 POS ALPHA	BLANK

24-32	TOTAL MONTHLY PAYMENT	9 POS NUM	TOTAL MONTHLY P&I AND T&I WITH CENTS, NO DECIMAL POINT. DO NOT DEDUCT BUYDOWN SUBSIDY! WE WILL ROUND UP TO NEAREST WHOLE DOLLAR AFTER CONVERSION.

TOTAL PAYMENT MUST EQUAL P&I PLUS T&I OR RECORD WILL REJECT. (RIGHT JUSTIFIED WITH LEADING ZEROS)

33-41	P&I PAYMENT	9 POS NUM	TOTAL MONTHLY P&I PAYMENT WITH CENTS, NO DECIMAL POINT, (RIGHT JUSTIFIED WITH LEADING ZEROS)

42-50	ESCROW PAYMENT	9 POS NUM	TOTAL MONTHLY ESCROW PAYMENT WITH CENTS, NO DECIMAL POINT. DO NOT DEDUCT BUYDOWN SUBSIDY IF APPLICABLE!

INCLUDES (BUT NOT LIMITED TO) TAXES (MUNICIPAL, COUNTY, GROUND-RENT, SCHOOL DISTRICT, SPECIAL ASSESSMENT, WATER AND SEWER)

INSURANCE (HAZARD INSURANCE, FLOOD INSURANCE); RIGHT JUSTIFIED WITH LEADING ZEROES

51-55	OPEN	5 POS NUM	ZERO FILL

56-60	MORTGAGE LIFE PAYMENT	5 POS NUM	MONTHLY AMOUNT FOR MORTGAGE LIFE INSURANCE PREMIUM, WITH CENTS (IF NOT CANCELLED AT TRANSFER); RIGHT JUSTIFIED WITH LEADING ZEROES

61-70	OPEN	10 POS NUM	ZERO FILL

71-75	IND BUYDOWN PAYMENT	5 POS NUM	ZERO FILL

76-79	BLANK	4 POS ALPHA	BLANK

80-86	BUYDOWN PAYMENT	7 POS NUM	4TH YEAR MONTHLY SUBSIDY WITH CENTS, NO DECIMAL POINT, OTHERWISE ZERO FILL (YEARS 1, 2 & 3 SEE LAYOUT 021-3)

87-93	BUYDOWN PAYMENT	7 POS NUM	5TH YEAR MONTHLY SUBSIDY WITH CENTS, NO DECIMAL POINT; ZERO FILL IF NOT USED

94-100	BUYDOWN PAYMENT	7 POS NUM	6TH YEAR MONTHLY SUBSIDY WITH CENTS, NO DECIMAL POINT; ZERO FILL IF NOT USED

101-107	BUYDOWN PAYMENT	7 POS NUM	7TH YEAR MONTHLY SUBSIDY WITH CENTS, NO DECIMAL POINT; ZERO FILL IF NOT USED

108-114	BUYDOWN PAYMENT	7 POS NUM	8TH YEAR MONTHLY SUBSIDY WITH CENTS, NO DECIMAL POINT; ZERO FILL IF NOT USED

115-121	BUYDOWN PAYMENT	7 POS NUM	9TH YEAR MONTHLY SUBSIDY WITH CENTS, NO DECIMAL POINT; ZERO FILL IF NOT USED

122-128	BUYDOWN PAYMENT	7 POS NUM	10TH YEAR MONTHLY SUBSIDY WITH CENTS, NO DECIMAL POINT; ZERO FILL IF NOT USED

5

RECORD LAYOUT FOR BULK ACQUISITIONS ONLY

POSITIONS	FIELD NAME	FORMAT	DESCRIPTION

LAYOUT FOR 021-7 RECORD - BASIC LOAN INFORMATION

1-3	TRAN CODE	3 POS NUM	‘021’

4	BLANK	1 POS ALPHA	BLANK

5	COMPANY #	1 POS NUM	ALWAYS “1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14	SUB CODE	1 POS NUM	‘7’

15-24	BORROWER #1 BUSINESS PHONE #	10 POS NUM	NO HYPHENS OR PARANTHESES NEEDED (AREA CODE/EXCHANGE/NUMBER FORMAT)

25-33	BORROWER #2 SOCIAL SECURITY #	9 POS NUM	NO HYPHENS

34-42	ADDITIONAL ESCROW	9 POS NUM	MONTHLY AMOUNT FOR ADDITIONAL ESCROW, WITH CENTS

43-51	MONTHLY ESCROW - HAZARD	9 POS NUM	MONTHLY AMOUNT FOR HAZARD INSURANCE, WITH CENTS

52-60	MONTHLY ESCROW - FLOOD	9 POS NUM	MONTHLY AMOUNT FOR FLOOD INSURANCE, WITH CENTS

61-69	MONTHLY ESCROW - PMI/MIP	9 POS NUM	MONTHLY AMOUNT FOR PMI/MIP, WITH CENTS

70-78	MONTHLY ESCROW - TAX 1	9 POS NUM	MONTHLY AMOUNT FOR COUNTY TAX (TAXES 1), WITH CENTS

79-87	MONTHLY ESCROW - TAX 2	9 POS NUM	MONTHLY AMOUNT FOR REAL ESTATE TAX (TAXES 2), WITH CENTS (CITY,MUNICIPAL, VILLAGE)

88-96	MONTHLY ESCROW - TAX 3	9 POS NUM	MONTHLY AMOUNT FOR SCHOOL TAX (TAXES 3), WITH CENTS

97-105	MONTHLY ESCROW - GROUND RENT	9 POS NUM	MONTHLY AMOUNT FOR GROUND RENT, WITH CENTS (INCLUDES SPECIAL TAXES, MUD, SPECIAL FLOOD DISTRICTS, ETC.)

106-128	BLANK	23 POS ALPHA	BLANK

LAYOUT FOR 021-8 RECORD - BASIC LOAN INFORMATION

1-3	TRAN CODE	3 POS NUM	‘021’ DO NOT PROVIDE THIS RECORD IF THE INFORMATION IS UNAVAILABLE

4	BLANK	1 POS ALPHA	BLANK

5	COMPANY #	1 POS NUM	ALWAYS “1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14	SUB CODE	1 POS NUM	‘8’

15-44	SELLER NAME #1	30 POS ALPHA	LAST NAME, COURTESY TITLE (JR, SR, ETC.), FIRST NAME, MIDDLE INITIAL; LEFT JUSTIF1ED- NO PUNCTUATION OR LOWER CASE

45-74	SELLER NAME #2	30 POS ALPHA	LAST NAME, COURTESY TITLE (JR, SR, ETC.), FIRST NAME, MIDDLE INITIAL; LEFT JUSTIFIED- NO PUNCTUATION OR LOWER CASE

75-128	BLANK	54 POS ALPHA	BLANK

LAYOUT FOR 021-9 RECORD - BASIC LOAN INFORMATION

1-3	TRAN CODE	3 POS NUM	‘021’ DO NOT PROVIDE THIS RECORD IF THE INFORMATION IS UNAVAILABLE

4	BLANK	1 POS ALPHA	BLANK

5	COMPANY #	1 POS NUM	ALWAYS “1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14	SUB CODE	1 POS NUM	‘9’

15-23	BASE MORTGAGE AMOUNT	9 POS ALPHA	PROVIDE THE BASE MORTGAGE AMOUNT(NOT INCLUDING FINANCED MIP) right justified , no cents - ie: $ 125,000 = 000125000

24-128	BLANK	105 POS ALPHA	BLANK

6

RECORD LAYOUT FOR BULK ACQUISITIONS ONLY

POSITIONS	FIELD NAME	FORMAT	DESCRIPTION

LAYOUT FOR 026 RECORD - ARM DETAIL

1-3	TRAN CODE	3 POS NUM	‘026’ ONLY SEND THIS RECORD IF LOAN IS ARM TYPE.

4	BLANK	1 POS APLHA	BLANK

5	COMPANY #	1 POS NUM	ALWAYS “1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14	SUB CODE	1 POS NUM	‘6’

15-16	ARM CODE	2 POS NUM	ASSIGN ARM TYPE, CODE TO BE ASSIGNED AT PURCHASE IF ARM

17	CAPS CODE	1 POS NUM	HOLD PAYMENT CAP CODE/”O” = OPTIONAL, “M” = MANDATORY, “BLANK” IF NO CAP

18	CONVERSION OPTION	1 POS NUM	“1”, “0” IF NOT APPLICABLE

19	NEGATIVE AMORTIZATION CODE	1 POS NUM	“1”, “0” IF NOT APPLICABLE

20	CAP P&I	1 POS NUM	P&l ONLY CAP CODE/“O” = OPTIONAL, “M” = MANDATORY, “BLANK” IF NO CAP

21	CONV YRS	1 POS NUM	NUMBER OF CONVERSION (TO FIXED RATE) OPPORTUNITIES OFFERED TO DATE

22-25	BLANK	4 POS ALPHA	BLANK

26-30	ARM MARGIN	5 POS NUM	PERCENTAGE WITH LEADING AND TRAILING ZEROS, IE. 2% = “02000”

31-37	INTEREST RATE	7 POS NUM	CURRENT INTEREST RATE WITH 5 DECIMAL POSITIONS BUT NO DECIMAL POINT, IE. 12% = “1200000”, 9.5% = “0950000”

PAYMENT CAP EACH OCCURRENCE

38-42	INCREASE	5 POS NUM	PERCENTAGE POINTS P&I CAN INCREASE OVER A GIVEN INTERIM PERIOD, I.E. 2% = “02000”

43-47	DECREASE	5 POS NUM	PERCENTAGE POINTS P&I CAN DECREASE OVER A GIVEN INTERIM PERIOD, I.E. 2% = “02000’

PAYMENT CAP LIFE OF LOAN

48-52	INCREASE	5 POS NUM	PERCENTAGE POINTS P&I CAN INCREASE OVER LIFE OF LOAN, I.E. 6% = “06000”

53-57	DECREASE	5 POS NUM	PERCENTAGE POINTS P&I CAN DECREASE OVER LIFE OF LOAN, I.E. 6% = “06000”

INTEREST RATE CAPS AT EACH INTERVAL

58-62	INCREASE	5 POS NUM	INCREASE IN PERCENTAGE POINTS OVER THE PREVIOUS INTEREST RATE OVER A GIVEN INTERIM PERIOD; 2% = 02000

63-67	DECREASE	5 POS NUM	DECREASE IN PERCENTAGE POINTS OVER THE PREVIOUS INTEREST RATE OVER A GIVEN INTERIM PERIOD; 1.785% = 01785

INTEREST RATE CAPS OVER LIFE OF LOAN

68-72	INCREASE	5 POS NUM	MAXIMUM NUMBER OF PERCENTAGE POINTS OVER NOTE RATE WHICH THE LIFETIME RATE MAY INCREASE; 6% = 06000

73-77	DECREASE	5 POS NUM	MAXIMUM NUMBER OF PERCENTAGE POINTS UNDER NOTE RATE WHICH THE LIFETIME INTEREST RATE MAY DECREASE; 6% = 06000

78-82	OPEN FIELD	5 POS NUM	ZERO FILL

83-89	ARM BASE RATE	7 POS NUM	BASE INT RATE AS SHOWN ON THE NOTE; WITH DECIMAL POSITIONS BUT NOT DEC POINT, I.E. 9.5% = “0950000”

90-94	ARM BASE INDEX	5 POS NUM	BASE INDEX USED TO CALCULATE BASE INTEREST RATE (ZERO FILL IF NOT APPLICABLE) I.E. 6.5% = “06500”

95-97	BLANK	3 POS	BLANK

98-100	MAXIMUM NEG AM %	3 POS NUM	IE. 125 = 125%

101-104	ARM FIRST PAYMENT	4 POS NUM	MMYY FORMAT

105-108	ARM FIRST CONV DATE OPTION	4 POS NUM	MMYY FORMAT

109-128	BLANK	20 POS ALPHA	BLANK

7

RECORD LAYOUT FOR BULK ACQUISITIONS ONLY

POSITIONS	FIELD NAME	FORMAT	DESCRIPTION

TRANSACTION LAYOUT 028 - NEW ACQ. RECORD

1-3	TRANS CODE	3 POS NUM	HARDCODE “028”

4	BLANK	1 POS ALPHA	BLANK

5	COMPANY #	1 POS NUM	ALWAYS “1”

6-13	WHS LOAN #	8 POS NUM	CHASE LOAN #

14-23	ACQ. LOAN #	10 POS NUM	ACQ. LOAN #

24-27	ACQ. CODE	4 POS NUM	ACQ. CODE

28-33	ACQ. DATE	6 POS NUM	MMDDYY ACQ. DATE

34-43	FHLMC CONTRACT #	10 POS ALPHA	FULL FHLMC CONTRACT #

44-52	CUSHION AMOUNT USED	9 POS NUM	DOLLAR AMT (WITH CENTS) OF CUSHION LAST USED IN ESCROW ANALYSIS

53-128	BLANK	76 POS ALPHA	BLANK

LAYOUT FOR 041 RECORD - PENDING PAYMENT CHANGES

1-3	TRANS CODE	3 POS NUM	“041” ONLY ON BULK TRANSFERS WITH PENDING PAYMENT CHANGES

4	BLANK	1 POS ALPHA	BLANK

5	COMPANY #	1 POS NUM	ALWAYS “ 1”

6-13	WHS LOAN #	8 POS NUM	CHASE LOAN #

14-17	EFFECTIVE DATE	4 POS NUM	YYMM FORMAT; EFFECTIVE DATE OF PAYMENT CHANGE

18-26	OLD TOTAL PMT	9 POS NUM	CURRENT TOTAL PAYMENT (WITH CENTS)

27-35	NEW TOTAL PMT	9 POS NUM	PENDING NEW TOTAL PAYMENT (WITH CENTS)

36-44	BLANK	9 POS NUM	ZERO FILL

45-53	ESCROW PAYMENT NET CHANGE	9 POS NUM	DIFFERENCE BETWEEN CURRENT ESCROW PAYMENT AND PENDING ESCROW PAYMENT (WITH CENTS); IF NEGATIVE, INSERT APPLICABLE ALPHA CHARACTER IN LAST POSITION FOR DIGIT TRANSLATION: 1 = J 2 = K 3 = L 4 = M 5 = N 6 = 0 7 = P 8 = Q 9 = R 0 = }

54-83	BLANK	30 POS NUM	ZERO FILL

84-87	DATE OF LAST ANALYSIS	4 POS NUM	YYMM FORMAT

88-128	BLANK	41 POS ALPHA	BLANK

8

RECORD LAYOUT FOR BULK ACQUISITIONS ONLY

POSITIONS	FIELD NAME	FORMAT	DESCRIPTION

LAYOUT FOR 050-1 RECORD - ADDITIONAL BORROWER NAMES

1-3	TRAN CODE	3 POS NUM	‘050’ DO NOT PROVIDE THIS RECORD IF BORROWERS 3 AND/OR 4 DO NOT EXIST.

4	ACTION CODE	1 POS ALPHA	‘A’

5	COMPANY #	1 POS NUM	ALWAYS “1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14-53	NAME 3	40 POS ALPHA	3RD BORROWER - USE ONLY IF 3RD BORROWER EXISTS; SAME FORMAT AS 021-4; NO PUNCTUATION OR LOWER CASE

54-93	NAME 4	40 POS ALPHA	4TH BORROWER - USE ONLY IF 4TH BORROWER EXISTS; SAME FORMAT AS 021-4; NO PUNCTUATION OR LOWER CASE

94-128	BLANK	35 POS ALPHA	BLANK

LAYOUT FOR 060-1 RECORD - PROPERTY ADDRESS INFORMATION

1-3	TRAN CODE	3 POS NUM	‘060’ ONLY IF THE PROPERTY ADDRESS IS DIFFERENT FROM MAILING ADDRESS

4	ACTION CODE	1 POS ALPHA	‘A’

5	COMPANY #	1 POS NUM	ALWAYS “1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14-20	HOUSE #	7 POS ALPHA	LEFT JUSTIFIED - NO PUNCTUATION OR LOWER CASE ( HOUSE NUMBER COULD BE FOR EXAMPLE 24A)

21-42	STREET ADDRESS	22 POS ALPHA	LEFT JUSTIFIED - NO PUNCTUATION OR LOWER CASE

43-62	CITY	20 POS ALPHA	LEFT JUSTIFIED - NO PUNCTUATION OR LOWER CASE

63-64	STATE	2 POS ALPHA	STANDARD STATE POSTAL CODE ABBREVIATION

65-69	ZIP CODE	5 POS NUM	ZIP CODE PER U.S. POSTAL SERVICE

70-128	BLANK	59 POS ALPHA	BLANK

9

RECORD LAYOUT FOR BULK ACQUISITIONS ONLY

POSITIONS	FIELD NAME	FORMAT	DESCRIPTION

LAYOUT FOR 070-1 RECORD - TAX INFORMATION

1-3	TRAN CODE	3 POS NUM	‘070’ SEND MULTIPLE RECORDS IF MULTIPLE TYPES OF TAX ARE PAID, I.E. SCHOOL, COUNTY, AND TOWN TAXES, OR IF MULTIPLE PARCELS ARE PAID.

4	ACTION CODE	1 POS ALPHA	‘A’

5	COMPANY *	1 POS NUM	ALWAYS “ 1 “

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14-16	SEQUENCE # & TAX TYPE	3 POS NUM

17	TAX STATUS	1 POS ALPHA	‘P’ IF PAYS OWN, BLANK IF PAID BY MORTGAGE CO.

18	CONTRACT STATUS	1 POS ALPHA	WISCONSIN ONLY: “1” = PAY TAXES WHEN DUE
        “2” = BILL RECEIVED PRIOR TO DECEMBER 20TH THEREFORE WILL BE PAID BY DECEMBER 31ST
“3” = OPTIONAL MONEY BACK TO BORROWER BY DECEMBER 18TH FOR PAYMENT OF TAXES BY BORROWER

ALL OTHER STATES SHOULD BE BLANK

19	BLANK	1 POS ALPHA	BLANK

20-21	STATE CODE	2 POS NUM	SEE STATE MASTER LIST

22-24	COUNTY CODE	3 POS NUM	SEE TAX PAYEE LIST

25-28	MUNICIPALITY CODE	4 POS NUM	SEE TAX PAYEE LIST; IF PAYEE IS A COUNTY, MUNICIPAL CODE IS “0000”.

29	BLANK	1 POS ALPHA	BLANK

30-39	CONTRACT	10 POS NUM	TRANSAMERICA CONTRACT NUMBER. IF TRANSAMERICA NOT USED, ZERO FILL

40-59	PARCEL ID	20 POS ALPHA	LOT & BLOCK OR PARCEL IDENTIFICATION # FROM MORTGAGE; LEFT JUSTIFY, BLANK FILL TO END

60-63	NEXT DUE DATE	4 POS NUM	MMYY FORMAT; TRUE NEXT DUE DATE FOR TAXES MINUS ONE MONTH

64-72	LAST AMOUNT PAID	9 POS NUM	LAST AMOUNT PAID FOR TAXES, WITH CENTS, NO DECIMAL POINT.

73	CYCLE	1 POS NUM	“A” = ANNUAL TAX, “S” = SEMI-ANNUAL, “T” = TRI-CYCLE, “Q” = QUARTERLY TAX

74-75	MONTH PAYABLE 1	2 POS NUM	MONTH TAXES DUE LESS 1 MONTH IE. ACTUAL DUE DATE FEBRUARY, ENTER “01” AS PAYABLE MONTH

IF ANNUAL CYCLE OF TAXES, PERIOD 1 WOULD REPRESENT MONTH IN WHICH TAX IS DUE LESS 1 MONTH.

IF SEMI-ANNUAL CYCLE OF TAXES, PERIOD 1 REPRESENTS FIRST SEMI-ANNUAL PAYMENT DUE, PERIOD 2 WOULD REPRESENT

SECOND SEMI-ANNUAL PAYMENT DUE. IF QUARTERLY CYCLE, QUARTERS CORRESPOND TO 4 PERIODS.

(RIGHT JUSTIFY WITH LEADING ZEROS; SORT IN CALENDAR ORDER IF THERE ARE MULTIPLE PAYABLE MONTHS, I.E. 02, 04, 07, 10.

76-77	MONTH PAYABLE 2	2 POS NUM	SAME AS ABOVE

78-79	MONTH PAYABLE 3	2 POS NUM	SAME AS ABOVE

80-81	MONTH PAYABLE 4	2 POS NUM	SAME AS ABOVE

82-83	TAX YEAR	2 POS NUM	TAX YEAR BEING PAID PER TAXING AUTHORITY, IE. “91”. MAY REPRESENT FISCAL OR CALENDAR YEAR.

84-92	TAX YEAR AMOUNT	9 POS NUM	TOTAL TAX AMOUNT DUE FOR YEAR/FISCAL OR ANNUAL, USED FOR ESCROW ANALYSIS. (RIGHT JUSTIFIED WITH LEADING ZEROS)

WITH CENTS, NO DECIMAL POINT.

93-98	TRETS CODE	6 POS A/N	TRANSAMERICA TRETS CODE

99-128	BLANK	30 POS ALPHA	BLANK

10

RECORD LAYOUT FOR BULK ACQUISITIONS ONLY

POSITIONS	FIELD NAME	FORMAT	DESCRIPTION

LAYOUT FOR 080-1 RECORD - INSURANCE INFORMATION

1-3	TRAN CODE	3 POS NUM	‘080’ SEND MULTIPLE RECORDS IF MULTIPLE TYPES OF INSURANCE ARE PAID, I.E., HAZARD, FLOOD,

4	ACTION CODE	1 POS ALPHA	‘A’

5	COMPANY #	1 POS NUM	ALWAYS “1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14-15	SEQUENCE #	2 POS NUM	01 - HAZARD INS

02 - HAZARD INS ADD’L

03 - HAZARD INS ADD’L

20 - WIND & HALE INS

30 - FLOOD INS

31 - FLOOD INS ADD’L

32 - FLOOD INS ADD’L

16	TERM	1 POS NUM	“1” = ANNUAL POLICY (CYCLE = P)

“3” = 3 YEAR POLICY (CYCLE = I)

17	CYCLE	1 POS ALPHA	“P” = MONTHLY PAYMENT (TERM = 1)

“T” = INSTALLMENT (TERM = 3)

18	STATUS	1 POS ALPHA	“P”= PAYS OWN

“A” = CONDO ASSOCIATION

“S” = DON’T PAY (FORECLOSURES, CERTAIN BANKRUPTCIES)

“BLANK” = PAID BY MORTGAGE CO.

19	CANCELLATION CODE	1 POS ALPHA	SEE CANCELLATION CODE LIST

20-25	CANCELLATION DATE	6 POS NUM	MMDDYY FORMAT

26-31	EXPIRATION DATE	6 POS NUM	DATE POLICY WILL EXPIRE MMDDYY FORMAT

32-37	NEXT DUE DATE	6 POS NUM	ACTUAL DUE DATE OF INS POLICY MMDDYY FORMAT

38-42	PAYEE CODE	5 POS NUM	SEE PAYEE CODE LIST

43-47	INSURER CODE	5 POS NUM	SEE PAYEE CODE LIST

48-56	TOTAL PREMIUM DUE	9 POS NUM	PREMIUM DUE WITH CENTS, RIGHT JUSTIFY AND ZERO FILL

57-65	COVERAGE AMOUNT	9 POS NUM	DOLLAR AMOUNT OF COVERAGE, NO CENTS

66-81	POLICY NUMBER	16 POS ALPHA	INS POLICY NUMBER

82-128	BLANK	47 POS ALPHA	BLANK

11

RECORD LAYOUT FOR BULK ACQUISITIONS ONLY

POSITIONS	FIELD NAME	FORMAT	DESCRIPTION

LAYOUT FOR 090-1 RECORD - Ml PREMIUMS PAID TO DATE

1-3	TRAN CODE	3 POS NUM	HARDCODE “090”

4	BLANK	1 POS ALPHA	BLANK

5	COMPANY #	1 POS NUM	ALWAYS “ 1 “

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14-16	FIELD #	3 POS NUM	HARDCODE123

17-18	FIELD LENGTH	2 POS ALPHA	HARDCODE 07

19-38	FIELD DESCRIPTION	20 POS ALPHA	HARDCODE “MI PREM PD TO DATE”

39-42	FIELD I.D.’S	4 POS ALPHA	HARDCODE “3913”

43-50	BLANK	8 POS NUM	BLANK

51-57	MI PREM. PAID YTD	7 POS ALPHA	AMOUNT PAID BY SELLER PRIOR TO TRANSFER, WITH CENTS

58-128	BLANK	71 POS	BLANK

12

RECORD LAYOUT FOR BULK ACQUISITIONS ONLY

POSITIONS	FIELD NAME	FORMAT	DESCRIPTION

LAYOUT FOR 093-1 RECORD - FOR ALL ACQUISITIONS

1-3	TRAN CODE	3 POS NUM	HARDCODE “093” PROVIDES POOL ISSUE DATE FOR POOLED LOANS

4	BLANK	1 POS ALPHA	BLANK

5	COMPANY #	1 POS NUM	ALWAYS “1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14-16	FIELD #	3 POS NUM	HARDCODE 069

17-18	FIELD LENGTH	2 POS ALPHA	HARDCODE 06

19-32	FIELD DESCRIPTION	14 POS ALPHA	HARDCODE “POOL ISSUE DTE”

33-38	BLANK	7 POS ALPHA	BLANK

39-42	FIELD I. D.’S	4 POS NUM	3319

43-50	BLANK	8 POS ALPHA	BLANK

51-56	POOL ISSUE DATE	6 POS NUM	MMDDYY FORMAT (NO /’S)

57-128	BLANK	71 POS	BLANK

LAYOUT FOR 093-2 RECORD - FOR COISSUE AND BULK TRANSFERS ONLY

1-3	TRAN CODE	3 POS NUM	HARDCODE “093” PROVIDES POOL ISSUE DATE FOR POOLED LOANS

4	BLANK	1 POS ALPHA	BLANK

5	COMPANY #	1 POS NUM	ALWAYS “ 1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14-16	FIELD #	3 POS NUM	HARDCODE 091

17-18	FIELD LENGTH	2 POS ALPHA	HARDCODE 06

19-32	FIELD DESCRIPTION	14 POS ALPHA	COMMITMENT NO.

33-38	BLANK	7 POS ALPHA	BLANK

39-42	FIELD I. D.’S	4 POS NUM	HARDCODE 3611

43-50	BLANK	8 POS ALPHA	BLANK

51-56	POOL NUMBER	6 POS NUM	INVESTOR POOL NUMBER

57-128	BLANK	71 POS	BLANK

LAYOUT FOR 093-3 RECORD - ESCROW ANALYSIS DATE

1-3	TRAN CODE	3 POS NUM	HARDCODE “093”

4-5	BLANK	2 POS ALPHA	BLANK

6-13	CMMC LOAN #	8 POS NUM	TO BE ASSIGNED

14-16	FIELD #	3 POS NUM	HARDCODE “101”

17-18	FIELD SIZE	2 POS NUM	HARD CODE “04”

19-38	DESCRIPTION	20 POS ALPHA	“LAST ANALYSIS DATE” (LEFT JUSTIFIED)

39-42	MAJOR-MINOR	4 POS NUM	HARDCODE “3711”

51-54	LAST ESCROW ANALYSIS DATE	4 POS NUM	MMYY

55-128	BLANK	76 POS ALPHA	BLANK

13

RECORD LAYOUT FOR BULK ACQUISITIONS ONLY

POSITIONS	FIELD NAME	FORMAT	DESCRIPTION

LAYOUT FOR 011-1 RECORD - APPLICATION INFORMATION (AOT ONLY)

1-3	TRAN CODE	3 POS NUM	‘011’

4	BLANK	1 POS ALPHA	BLANK

5	COMPANY #	1 POS NUM	ALWAYS “1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14	SUB COSE	1 POS NUM	‘1’

15	REGION	1 POS NUM	FIRST DIGIT OF 8 DIGIT LOAN NUMBER

16-18	MARKET TYPE	3 POS NUM	SEE TABLE

FLAGS

19	APPLICATION FLAG	1 POS NUM	ALWAYS “1”

20-21	BLANK FILL	2 POS ALPHA	BLANK

22	REPORT TYPE	1 POS NUM	ALWAYS “9”

23	BLANK FILL	1 POS ALPHA	BLANK FILL

24	TYPE LOAN	1 POS ALPHA	‘C’ - CONVENTIONAL, ‘F’ - FHA, ‘V’ - VA

25-31	BLANK FILL	7 POS ALPHA	BLANK FILL

32	TYPE DWELLING	1 POS NUM	SEE ATTACHMENT 3

33	GPM PLAN	1 POS NUM	PLAN TYPE IN YEARS, I.E. 1 YEAR GPM = “1”

34	BLANK FILL	1 POS ALPHA	BLANK FILL

35	REFINANCE	1 POS NUM	‘1’ IF REFINANCE; BLANK IF NOT

36	OCCUPIED	1 POS NUM	‘1’ OWNER OCCUPIED; ‘2’ NON OWNER OCCUPIED

37-39	BLANK FILL	3 POS ALPHA	BLANK FILL

40	DIVISION CODE	1 POS ALPHA	ALWAYS “A”

41-52	BLANK FILL	12 POS ALPHA	BLANK FILL

53-55	BRANCH NUMBER	3 POS NUM	FIRST THREE DIGITS OF THE 8 BYTE LOAN NUMBER

56-63	ZERO FILL	8 POS NUM	ZERO FILL

64-70	INTEREST RATE	7 POS NUM	11.375% = “1137500”

71-72	STATE CODE	2 POS NUM	SEE STATE CODE

73-76	YEAR BUILT	4 POS NUM	EXAMPLE ‘1948’

77-85	ZERO FILL	9 POS NUM	ZERO FILL

86-94	APPRAISED VALUE	9 POS NUM	BALANCE WITH CENTS; MUST BE DISCLOSED

95-99	LOAN TO VALUE RATIO	5 POS NUM	XXX.XX; MUST BE DISCLOSED, NO DECIMAL POINT

100-118	ZERO FILL	19 POS NUM	ZERO FILL

119-123	BLANK FILL	5 POS ALPHA	BLANK FILL

124-128	ZERO FILL	5 POS NUM	ZERO FILL

TAPE NOTES: PLEASE PROVIDE UNLABELED TAPE; SPECIFY EBCDIC OR ASCII, DENSITY AND BLOCKING FACTOR.

BLOCK TAPE 128X100

PLEASE SORT RECORDS AS FOLLOWS: 1 THROUGH 14.

IF NO DATA IS AVAILABLE FOR INDIVIDUAL ELEMENTS, ZERO FILL NON REQUIRED NUMERIC FIELDS, BLANK FILL ALPHA FIELDS.

ALPHA (ALPHA/NUMERIC) FIELDS MAY CONTAIN NUMBERS OR LETTERS.

14

RECORD LAYOUT FOR BULK ACQUISITIONS ONLY

POSITIONS	FIELD NAME	FORMAT	DESCRIPTION

LAYOUT FOR 011-2 RECORD - APPLICATION LOAN INFORMATION (AOT ONLY)

1-3	TRAN CODE	3 POS NUM	‘011’

4	BLANK FILL	1 POS ALPHA	BLANK FILL

5	COMPANY #	1 POS ALPHA	ALWAYS “1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14	SUB CODE	1 POS NUM	‘2’

15-40	ZERO FILL	26 POS NUM	ZERO FILL

41-43	TERM IN YEARS	3 POS NUM	REQUIRED

44-46	TERM IN MONTHS	3 POS NUM	REQUIRED

47-48	NUMBER OF UNITS	2 POS NUM	REQUIRED

49-50	BLANK FILL	2 POS ALPHA	BLANK FILL

51-59	ORIGINAL LOAN AMOUNT	9 POS NUM	NO CENTS; REQUIRED

60-70	ZERO FILL	11 POS NUM	ZERO FILL

71-77	WAREHOUSE INT RATE	7 POS NUM	11.375% = “1137500”

78-88	THIRD PARTY LOAN NUMBER	11 POS NUM	SELLER’S LOAN NUMBER

89-93	WAREHOUSE NUMBER	5 POS NUM	‘50000’

94-125	ZERO FILL	32 POS NUM	ZERO FILL

126-128	BLANK FILL	3 POS ALPHA	BLANK FILL

LAYOUT FOR 011-3 RECORD - APPLICATION LOAN INFORMATION (AOT ONLY)

1-3	TRAN CODE	3 POS NUM	‘011’

4	BLANK FILL	1 POS ALPHA	BLANK FILL

5	COMPANY #	1 POS NUM	ALWAYS “1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14	SUB CODE	1 POS NUM	‘3’

15-29	ZERO FILL	15 POS NUM	ZERO FILL

30-39	SHORT NAME	10 POS ALPHA	LAST NAME ONLY

40-48	P&I CONSTANT	9 POS NUM	WITH CENTS

49-50	BLANK FILL	2 POS ALPHA	BLANK FILL

51-71	ZERO FILL	21 POS NUM	ZERO FILL

72-77	APPLICATION DATE	6 POS NUM	MMDDYY

78-83	CLOSING DATE	6 POS NUM	MMDDYY

84-90	ZERO FILL	7 POS NUM	ZERO FILL

91-101	SALES PRICE	11 POS NUM	WITH CENTS

102-128	BLANK FILL	27 POS ALPHA	BLANK FILL

15

RECORD LAYOUT FOR BULK ACQUISITIONS ONLY

POSITIONS	FIELD NAME	FORMAT	DESCRIPTION

LAYOUT FOR 011-4 RECORD -APPLICATION LOAN INFORMATION (AOT ONLY)

1-3	TRAN CODE	3 POS NUM	011’

4	HARDCODE ‘A’	1 POS ALPHA	HARDCODE ‘A’

5	COMPANY #	1 POS NUM	ALWAYS “1”

6-13	CHASE LOAN #	8 POS NUM	TO BE ASSIGNED

14	SUB CODE	1 POS NUM	“4”

15-16	HARDCODE ‘44’	2 POS NUM	HARDCODE ‘44’

17-18	BLANK FILL	2 POS ALPHA	BLANK FILL

19-20	HARDCODE ‘88’	2 POS NUM	HARDCODE ‘88’

21-26	BLANK FILL	6 POS ALPHA	BLANK FILL

27-30	ZERO FILL	4 POS NUM	ZERO FILL

31-32	BLANK FILL	2 POS ALPHA	BLANK FILL

33-38	ACQUISTION DATE	6 POS NUM	FORMAT MMDDYY - DATE PAYMENT EXPECTED FOR ACQUIRED LOANS

39-89	BLANK FILL	51 POS ALPHA	BLANK FILL

90-100	CURRENT PRINCIPAL BALANCE	11 POS NUM	WITH CENTS

101	HARDCODE “Y”	1 POS ALPHA	HARDCODE ‘Y’

102-122	BLANK FILL	21 POS ALPHA	BLANK FILL

123-128	DATE OF TRANSFER	6 POS NUM	FORMAT MMDDYY - DATE OF CREATION OF TAPE

16

EXHIBIT K

[LETTERHEAD OF FINANCING ENTITY]

SAMPLE LIEN RELEASE

[DATE]

Anthony P. Meli, Jr., CMB

Chase Manhattan Mortgage Corporation

343 Thornall Street

Edison, NJ 08837

Re:	[Seller Name]

Dear Mr. Meli:

This letter certifies that [name of financing entity] [is the agent for the group of lenders that are parties to the mortgage warehouse loan agreement/description of financing mechanism] with [seller name] dated [date]. [Name of financing entity] further certifies that it has no right, title, or interest in the servicing rights related to the whole loan mortgages or mortgage pools delivered to you under the Purchase and Sale Agreement between Chase Manhattan Mortgage Corporation and [seller name] dated [date].

If you have any questions or concern, please contact me at (        )          -             .

Sincerely,

EXHIBIT L

CORPORATE RESOLUTION

Resolution of Board of Directors

Of

(Name of Originating Lender)

Resolved first, that

(Name of Officer)	the	(Title)	And,	(Sample Signature)

(Name of Officer)	the	(Title)	And,	(Sample Signature)

(Name of Officer)	the	(Title)	And,	(Sample Signature)

(Name of Officer)	the	(Title)	And,	(Sample Signature)

(Name of Officer)	the	(Title)	And,	(Sample Signature)

(Name of Officer)	the	(Title)	And,	(Sample Signature)

(Name of Web Site Administrator)	the	(Title)	And,	(Sample Signature)

of this corporation, or any one or more of them or their duly elected or appointed successors in office, be and each of them is hereby authorized and empowered in the name of and from time to time while these resolutions are in effect, to execute any and all agreements, contracts, assignments, endorsements, and furnish any information required or deemed necessary or proper by Chase Manhattan Mortgage Corporation in connection with any of the foregoing.

I HEREBY CERTIFY that the foregoing is a true and correct copy of a resolution presented to and adopted by the Board of Directors of:

____________________________________________________________________________________________________________

at a meeting duly called and held at

______, ___________________________________________, _______________________________________________________

on ______________ at which a quorum was present and voted and that such resolution is duly recorded in the minute book of this corporation; that the officers named in said resolution have incumbents of the respective offices set after their respective names.

(Corporate Seal)

(Secretary)

TO:	Chase Manhattan Mortgage Corporation ___________________Sales Manager

FR:	___________________________________(Seller) ________________________________Telephone Number ________________________________Fax Number

Date:

Re:	Sale of Servicing Rights

________Sale (20% Deposit) Type of Sale: ___Bulk ____Co-Issue ________Transfer (___%) ____ FHLMC _____ FNMA ___ GNMA

To support our requested funding for the Sale of Servicing Rights, enclosed are the following:

•	a hard copy and disc in Excel, Lotus, or ASCI text file format containing this month’s billing for Servicing Rights. The disc contains the data elements listed on the attached Data Fields Requested for Funding.

•	copies of the pool documents required for each type of delivery,

FNMA	FHLMC	GNMA
Pool Schedule Form 2005	Pool Schedules	Pool Cover, Form 11705
Pool Package Edit Sheet	Form 381	Pool Schedule, Form 11706
Form 15A containing
Pool No., geographic
disperson, and evidence
of WAC and Guaranty
Fee

•	a month-end trial balance,

•	a Monthly Certification duly executed by an officer of our firm,

Please wire the proceeds to:

Bank Name:

Bank ABA:

Account Name:

Account No.:

Attn:

Please call and fax a hard copy of the final billing to:

____________________________Name __________________Telephone ____________________Fax

CHASE MANHATTAN MORTGAGE CORPORATION

Data Fields Requested for Funding

Time of Request: Sale

Requested Format: ASCII Text File

Pool/Aggregate

WAM: Weighted Average Pool

FHLMC PC, Cash, etc.

Guarantee fee

Guaranty Fee: Buy Up, Buy Down

FHLMC Accounting Net Yield

FHLMC Contract No.

Issue date of Pool

Pool Number

Remittance Type (2 day ARC, A/A, S/S)

Security Coupon

Service Fee

Total Principal Balance

Transfer Date

WAC: Weighted Average Coupon

WTD Average Service Fee

Loan Level

ARM Margin

Buydown (Y/N)

Escrow (Y/N)

Escrow Balance

FHA/VA/CONV

First Payment Date

FNMA/FHLMC/GNMA I/GNMA II

Type of Security: FNMA Major, Cash, FHLMC PC, Gold

Gross Margin

Loan Number

Loan Type: Fixed, Arm, Balloon

Name of Borrower

Net Service Fee

Note Interest Rate

Original Loan Amount

Unpaid Principal Balance

Owner occupied (Y/N)

P&I

Paid to Date

Property type (Condo, Pud, One family, 2-4)

Purchase Price

Remaining Loan Term

State

Original Loan Term

BULK SUMMARY BILLING

APRIL 1997

Wire Date	Enter Date Here
Type	FNMA	FHLMC CASH	FHLMC PC	TOTAL
# of Pool	47		22	69
# of Loans	1,229	3	236	1,468
UPB	$126,623,292.32	$363,968.59	$25,454,469.92	$152,441,730.83

Purchase Price	$1,846,941.84	$3,399.04	$342,403.07	$2,192,743.95
Excess Service Fee	#VALUE!	—	20,553.65	#VALUE!

Net Purchase Price	#VALUE!	$3,399.04	$362,956.72	#VALUE!
Release Amount Percentage	20.00%	20.00%	20.00%	20.00%

Net Wire Amount	#VALUE!	$679.81	$72,591.34	#VALUE!

EXHIBIT C-2

MONTHLY CERTIFICATE

I, ________________________, a duly authorized officer of _____________________________________________ (“the “Seller”) under the Agreement for the Purchase of ___________ Servicing dated as of _________,199__ between Chase Manhattan Mortgage Corporation (the “Purchaser”) and the Seller hereby certify to the Purchaser pursuant to the Agreement on the Sale Date scheduled for _____________.

1. The Seller has complied in all material respects with all provisions of the Agreement, Agency Requirements and the Servicing Transfer Procedures (except to the extent later compliance is expressly authorized therein) applicable to Seller.

2. All Seller’s representations and warranties included in Sections 5.02 and 5.03 of the Agreement are true and correct in all material respects as of the date hereof and the Sale Date.

3. Without limiting the generality of the foregoing and as of the Sale Date and the date hereof (i) the Mortgage Loans Schedules delivered to the Agencies were and are true, correct and complete, and (ii) the Servicing Rights were not and are not subject to any lien, pledge or other encumbrance.

4. The Seller’s accounting method with respect to the service fees associated with the Servicing Rights sold under the Agreement conforms to the “Safe Harbor” provisions of Revenue Ruling 91-46. This is in effect and will continue to remain in effect for the Servicing Rights delivered under the Agreement.

5. There has been no material adverse change in the Seller’s financial conditions since the date of the Seller’s most recent financial statements delivered to the Purchaser which would affect the Seller’s ability to perform all of its obligations under the Agreement.

IN WITNESS WHEREOF, the undersigned has set his hand hereunto this day of ____________, 199__.

By:

Typed Name and Title:

BULK FNMA BILLING

APRIL 1997

Pool #	Type	Issue Month	# of Loans	UPB	Term	Purchase Price (%)	Purchase Price ($)	Wtd Avg Interest Rate	Wtd Avg Security Rate	Wtd Avg Guaranty Fee	Wtd Avg Net Service Fee	Wtd Avg Excess Svc Fee	Excess Svc Fee ($) up to .XX%		Illegible
373796	FNMA	35521	49	7,045,734.99	360	x.xxxx%	$xx,xxx,xxx.xx	7.623%	7.00%	0.328%	0.xxxxxx%	0.xxxxxx%	$	x,xxx.xx	Illegible
373795	FNMA	35521	115	14,132,695.50	360	x.xxxx%	$xx,xxx,xxx.xx	8.001%	7.50%	0.230%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
376528	FNMA	35521	10	1,008,074.87	360	x.xxxx%	$xx,xxx,xxx.xx	8.881%	8.50%	0.131%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
376526	FNMA	35521	15	2,012,169.33	360	x.xxxx%	$xx,xxx,xxx.xx	8.639%	8.00%	0.238%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
376525	FNMA	35521	18	2,009,079.66	360	x.xxxx%	$xx,xxx,xxx.xx	8.007%	7.50%	0.236%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
376536	FNMA	35521	15	1,784,175.00	360	x.xxxx%	$xx.xxx.xxx.xx	8.533%	8.00%	0.217%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
250940	FNMA	35521	2	155,271.62	240	x.xxxx%	$xx,xxx,xxx.xx	7.875%	7.50%	0.125%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
376543	FNMA	35521	97	10,690,029.00	360	x.xxxx%	$xx,xxx,xxx.xx	8.069%	7.50%	0.284%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
376542	FNMA	35521	28	3,520,627.72	360	x.xxxx%	$xx,xxx,xxx.xx	7.613%	7.00%	0.317%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
376544	FNMA	35521	23	2,080,050.00	360	x.xxxx%	$xx,xxx,xxx.xx	8.525%	8.00%	0.258%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
250914	FNMA	35521	6	589,450.00	360	x.xxxx%	$xx,xxx,xxx.xx	9.039%	8.50%	0.287%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
251104	FNMA	35521	2	242,000.00	240	x.xxxx%	$xx,xxx,xxx.xx	8.316%	8.00%	0.066%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
250969	FNMA	35521	3	224,500.00	360	x.xxxx%	$xx,xxx,xxx.xx	7.118%	6.50%	0.308%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
250913	FNMA	35521	8	706,750.00	360	x.xxxx%	$xx,xxx,xxx.xx	8.589%	8.00%	0.267%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
250977	FNMA	35521	11	797,962.79	120	x.xxxx%	$xx,xxx,xxx.xx	7.555%	7.00%	0.303%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
373811	FNMA	35521	20	1,906,250.00	180	x.xxxx%	$xx.xxx.xxx.xx	7.059%	6.50%	0.282%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
373809	FNMA	35521	26	1,762,125.00	180	x.xxxx%	$xx,xxx,xxx.xx	7.989%	7.50%	0.223%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
377906	FNMA	35521	37	4,118,133.70	360	x.xxxx%	$xx,xxx,xxx.xx	8.067%	7.50%	0.271%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
373810	FNMA	35521	56	5,411,523.10	180	x.xxxx%	$xx.xxx.xxx.xx	7.582%	7.00%	0.301%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
251100	FNMA	35521	3	106,000.00	180	x.xxxx%	$xx,xxx,xxx.xx	8.465%	8.00%	0.215%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
250976	FNMA	35521	1	120,000.00	120	x.xxxx%	$xx,xxx,xxx.xx	7.000%	6.50%	0.250%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
251101	FNMA	35521	7	639,500.00	180	x.xxxx%	$xx,xxx,xxx.xx	6.497%	6.00%	0.237%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
377907	FNMA	35521	19	2,416,753.30	360	x.xxxx%	$xx,xxx,xxx.xx	7.557%	7.00%	0.289%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
373812	FNMA	35521	15	1,337,550.00	180	x.xxxx%	$xx,xxx,xxx.xx	7.558%	7.00%	0.282%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
250937	FNMA	35521	9	710,550.00	180	x.xxxx%	$xx,xxx,xxx.xx	7.968%	7.50%	0.204%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
369986	FNMA	35521	21	2,851,600.00	84	x.xxxx%	$xx,xxx,xxx.xx	7.526%	7.00%	0.275%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
250922	FNMA	35521	8	926,087.83	84	x.xxxx%	$xx,xxx,xxx.xx	7.037%	6.50%	0.284%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
250974	FNMA	35521	6	603,150.00	84	x.xxxx%	$xx,xxx,xxx.xx	7.875%	7.50%	0.125%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!
251103	FNMA	35521	1	170,000.00	84	x.xxxx%	$xx,xxx,xxx.xx	6.625%	6.00%	0.375%	0.xxxxxx%	#VALUE!		#VALUE!	#VALUE!

29			631	$70,077,793.41			$—							#VALUE!	#VALUE!

CHASE MANHATTAN MORTGAGE CORPORATION	CONFIDENTIAL

Fannie Mae	Pool Number	370023	Plan Number	00000			Report Date/Time 01/02/97 – 13:45 Page
Schedule of Mortgages - Form 2005	Pool Status		- FIXED		Multifamily Flag	No
	Amortization Type	1 - Fixed Rate	ARM Flex Flag	No	Assumable Flag	No	Weighted Average Calculations
Seller Number	Loan Type	3 - Conventional	Fixed MBS Margin	0.000	Interest Only Flag	No
Servicer Number	Pool Type	S - Single	Fixed Servicing Fee	0.00	Balloon Flag	No
	Participation Percent	100	Maximum Pool Accrual Rate	0.000
Lender Name	Pool Issue Date	01/01/97	Minimum Pool Accrual Rate	0.000	Pool Feature Codes
Address	Book-Entry Date	01/14/97
	Pass-Through Rate	8.000	Accrual Rate Method	Stated
	Remittance Day	18	Standard Lookback Days	0			Weighted Average Guaranty Fee 17.49
Contact Telephone	Financial Inst. No. Package Edit Status	20000501105 Warning	Rounding Feature Code

POOL COMMENT:

Lender Loan No. FNMA Loan No. Contract	Borrower Last Name Street Address City, State Zipcode	Occ. Code No. Units Proj. Type	LTV Ratio FLRC Code	MI Code MI Adjust MI Pcent	MI Certificate Section of Act	*– Guaranty Fees –*		Const. P & I Note Rate Orig. Note	First Paymnt Last Paymnt Call Date	Orig. Term Remain Term Stated Term	Original UPB Issue Date UPB Actual UPB	Sp Feat 1-3 Sp Feat 4-6 GEM % Incr	Int Only End 1st Rate Chg 1st Pay Chg	Mtg Floor Mtg Ceiling Mtg Margin	Ln Er Pkg E
						Contract After APM	Rate Per BP After BU/BD
4108627 P04717	ESCABA 16 WAVEY WILLOW LANE MONTGOMERY, NY 12549	1 1	80 F	N		21.38 21.38	4.95 12.50 Brought Down	912.09 8.3750 0.0000	02/01/97 01/01/97	360 360 360	120,000.00 120,000.00 120,000.00	180 0.000		0.0000 0.0000 0.0000
4111605 P04717	SALENIUS LOT 28 WOOD DRIVE MENDON, MA 01756	1 1	80 F	N 000		21.38 21.38	4.95 14.50 Brought Down	1,019.63 8.3950 0.0000	01/01/97 01/01/97	357 356 356	133,650.00 133,565.36 133,565.36	180 0.000		0.0000 0.0000 0.0000
4113270 P04717	ALVES III 53 INGELL STREET TAUNTON, MA 02780	1 1	68 F	N 000		21.38 21.38	0.00 21.38	897.69 8.6450 0.0000	01/01/97 01/01/97	357 356 356	115,000.00 114,930.79 114,930.79	180 0.000		0.0000 0.0000 0.0000
4117123 P04717	DOSEAU 645 EAST 80TH STREET NEW YORK, NY 11236	1 2	95 F	6 N 035	88024316	21.38 21.38	4.95 20.00 Brought Down	1,795.95 8.4500 0.0000	02/01/97 01/01/97	360 360 360	234,650.00 234,650.00 234,650.00	180 106 0.000		0.0000 0.0000 0.0000	WARN
	Loan Comment: COMMUNITY HOME BUYER
4133351 P04717	BENZ 25 EAST LANE WESLEY HILLS, NY 10977	1 1	90 F	1 N 025	7400551426	21.38 21.38	0.00 21.38	1,251.90 8.6000 0.0000	02/01/97 01/01/97	360 360 360	161,325.00 161,325.00 161,325.00	009 180 0.000		0.0000 0.0000 0.0000
4148110 P04717	GALVIN 25 HIGH LANE LEVITTOWN, NY 11756	1 1	97 F	1 N 030	7400555790	21.38 21.38	4.95 12.50 Brought Down	956.78 8.3750 0.0000	02/01/97 01/01/97	360 360 360	125,880.00 125,880.00 125,880.00	180 212 121 0.000		0.0000 0.0000 0.0000
	Loan Comment: COMMUNITY HOME BUYER
4151213 P04717	PRAVOSUDKO 6005 YARROW STREET #11-B ARVADA, CO 80004	1 1 A	97 F	6 N 030	8867863	21.38 21.38	4.95 12.50 Brought Down	486.45 8.3750 0.0000	01/01/97 12/01/96	360 359 359	64,000.00 63,960.22 64,000.00	180 212 121 0.000		0.0000 0.0000 0.0000
	Loan Comment: COMMUNITY HOME BUYER
4153375 P04717	HALE 414 21ST STREET GREELEY, CO 80631	1 1	97 F	6 N 030	8876369	21.38 21.38	0.00 21.38	557.47 8.5000 0.0000	02/01/97 01/01/97	360 360 360	72,500.00 72,500.00 72,500.00	212 180 121 0.000		0.0000 0.0000 0.0000
	Loan Comment: COMMUNITY HOME BUYER
Total Loans in Pool: 8							___________			________________
						Total P & I = 7,877.96			Total Issue UPB = 1,026,811.37 Total Actual UPB = 1,026,851.15

Date: 01-02-1997                                                                 Pool Submission System                                                                   PAGE: 1

Time: 13:44:39                                                                             Pool Package Edit

Note:	The statistics that are printed here are for informational purposes only. The final values may vary. They will be calculated and published by Fannie Mae.

Pool Number 370023

Pool Issue Date	01/01/97
Amortization Type	1- (Fixed)
Pass–Through Rate	8.000
ARM Flex	N
Pool Accrual Rate Method	S
MBS Margin	Fixed
Participation Percent	100

Pool Statistics

Number of Loans	8
Issue UPB	1,026,811.37

Weighted Avg Note Rate	8.469%
Weighted Average Maturity	359

Average Pool Term	359

Guaranty Fee Buyup/Buydown Table

Note Rate	Number Loans	Total Issue UPB (Part. %)	Guaranty Fee After APM	Guaranty Fee After B/B (Wtd.)	Buyup/Buydown Fee per BP	Buyup (+)/ Buydown(-) Amount
8.375 – 8.499	4	443,405.58	21.38	13.10	4.95		$-1,816.80
8.500 – 8.624	2	307,150.00	21.38	20.33	0.00		$-160.29
8.625 – 8.749	2	276,255.79	21.38	21.38	0.00	$	+0.00

Total UPB		1,026,811.37
Buyup Dollar Amount (+)						$	+0.00
Buydown Dollar Amount (-)							$-1,977.09

Net Buyup(+)/ Buydown(-)							$-1,977.09
Weighted Avg Guaranty Fee After B/B				17.49

Total Issue UPB of Investment Loans				0.00

Loan Statistics

	Mortgage Margin	Minimum Mortgage Interest Rate	Maximum Mortgage Interest Rate	Note Rate	Remaining Term to Maturity
Minimum	N/A	N/A	N/A	8.3750	356
Maximum	N/A	N/A	N/A	8.6450	360